UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

GENERAL MARITIME CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

General Maritime Corporation
299 Park Avenue, Second Floor
New York, New York 10171
(212) 763-5600

June 28, 2011

Dear Shareholder:

I am pleased to invite you to attend a Special Meeting of Shareholders of General Maritime Corporation, which will be held at 10:30 a.m. (Eastern time) on Tuesday, August 9, 2011, at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York. Your Board of Directors looks forward to greeting those shareholders who are able to attend.

On May 6, 2011, we closed (the “Oaktree closing”) the transactions contemplated by (i) the Credit Agreement, dated as of March 29, 2011, as amended and restated in its entirety on May 6, 2011 (as so amended and restated, the “Oaktree Credit Agreement”), among us, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, Arlington Tankers Ltd. and affiliates of Oaktree Capital Management, L.P., and (ii) the Investment Agreement, dated as of March 29, 2011, as amended by Amendment No. 1 to Investment Agreement, dated as of May 6, 2011 (as so amended, the “Investment Agreement”), between us and OCM Marine Investments CTB, Ltd. (including any successors or assigns pursuant to the Investment Agreement, the “Oaktree Lender”), an affiliate of Oaktree Capital Management, L.P. Pursuant to the Oaktree Credit Agreement and the Investment Agreement, at the Oaktree closing, among other things, the Oaktree Lender made a $200 million secured loan (the “Oaktree Loan”) to General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation, and in connection therewith also received detachable warrants issued by the Company (the “Warrants”) for the purchase of 23,091,811 shares of the Company’s common stock, representing approximately 19.9% of our outstanding common stock (measured as of immediately prior to the date of the Oaktree closing) at an exercise price of $0.01 per share.

The Warrants are exercisable at any time and will expire seven years from issuance. During this period, Warrant holders will have specified anti-dilution protections. In addition, pursuant to the Investment Agreement, we have agreed to provide the Oaktree Lender and its affiliates with preemptive rights to purchase their proportionate share of any issuances of shares of our capital stock or securities convertible into, or exchangeable or exercisable for, our capital stock (subject to specified exceptions) (“Preemptive Rights Securities”). The anti-dilution rights under the Warrants and the preemptive rights under the Investment Agreement are, under certain circumstances, subject to shareholder approval pursuant to New York Stock Exchange rules which, under the Investment Agreement, we have agreed to seek following the Oaktree closing.

At the Special Meeting, you will be asked to approve (a) any adjustments to the number of shares of our common stock or type or form of securities into which the Warrants are exercisable pursuant to the Warrants, (b) the issuance from time to time of additional Warrants pursuant to the terms of the Warrants (and the issuance of any shares of our common stock purchasable under any additional Warrants), and (c) the issuance by us from time to time of Preemptive Rights Securities pursuant to the preemptive rights granted to the Oaktree Lender and certain of its affiliates (including securities issued or issuable upon exercise, conversion or exchange of Preemptive Rights Securities that are exercisable, convertible or exchangeable into other securities by their terms) pursuant to the Investment Agreement. Our Board of Directors established a committee comprised of independent directors (the “Independent Committee”) to oversee the financing transactions with the Oaktree Lender and its affiliates described herein because Peter C. Georgiopoulos, our Chairman, was expected to have (and now has) an economic interest in an affiliate of Oaktree Capital Management L.P. The Independent Committee unanimously recommends that you vote your shares “FOR” this proposal. This proposal, as well as the financing transactions with Oaktree, are more fully described in the accompanying proxy statement.

At the Special Meeting, you will also be asked to approve the General Maritime Corporation 2011 Stock Incentive Plan. Our Board of Directors unanimously recommends that you vote your shares “FOR” this proposal. This proposal, as well as the material features of the General Maritime Corporation 2011 Stock Incentive Plan, are more fully described in the accompanying proxy statement.

The accompanying Notice of Special Meeting and the proxy statement provide information about the matters to be acted upon by the Company and its shareholders and should be read and considered carefully and in their entirety. As further described in the proxy statement, the approval of each of Proposal 1 and Proposal 2 will require the affirmative vote of the holders of a majority of the votes cast at the Special Meeting, of those shareholders entitled to vote thereon, and provided that the total votes cast represent more than 50% of the shares of our common stock entitled to vote. Failure to vote or a broker non-vote with respect to each of Proposal 1 and Proposal 2 will not affect whether or not such Proposal is approved, as long as the total votes cast vote with respect to each such Proposal represents more than 50% of the shares of our common stockentitled to vote with respect to such Proposal, but an abstention will have the same effect as a vote against such Proposal.

Whether or not you expect to attend the Special Meeting in person, please sign, date and mail the enclosed proxy card as soon as possible in the envelope provided or vote using the toll-free telephone number or via the Internet by following the instructions included on the enclosed proxy card. Your cooperation will ensure that your shares are voted. Thank you for your continued support.

Sincerely,

/s/ John P. Tavlarios
John P. Tavlarios
President

General Maritime Corporation
299 Park Avenue, Second Floor
New York, New York 10171
(212) 763-5600

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 9, 2011

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Special Meeting”) of General Maritime Corporation, a Marshall Islands corporation (“General Maritime” or the “Company”), being called by the Board of Directors of the Company, will be held on Tuesday, August 9, 2011 at 10:30 a.m. (Eastern time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York for the following purposes:

1.
to approve (i) any adjustments to the number of shares of common stock of the Company or type or form of securities into which the detachable warrants issued by the Company (the “Warrants”) on May 6, 2011 to OCM Marine Investments CTB, Ltd. (including any successors or assigns pursuant to the Investment Agreement, the “Oaktree Lender”), an affiliate of Oaktree Capital Management, L.P., for the purchase of 23,091,811 shares of the Company’s common stock, representing approximately 19.9% of the outstanding common stock of the Company (measured as of immediately prior to the date of such issuance) at an exercise price of $0.01 per share, are exercisable pursuant to the Warrants, (ii) the issuance from time to time of additional Warrants pursuant to the terms of the Warrants (and the issuance of any shares of common stock of the Company purchasable under any additional Warrants), and (iii) the issuance by the Company from time to time of shares of capital stock of the Company or securities convertible into, or exchangeable or exercisable for, capital stock of the Company (“Preemptive Rights Securities”) pursuant to the preemptive rights granted to the Oaktree Lender and certain of its affiliates (including securities issued or issuable upon exercise, conversion or exchange of Preemptive Rights Securities that are exercisable, convertible or exchangeable into other securities by their terms) pursuant to the Investment Agreement, dated as of March 29, 2011, as amended by Amendment No. 1 to Investment Agreement, dated as of May 6, 2011, between the Company and the Oaktree Lender; and

2.	to approve the General Maritime Corporation 2011 Stock Incentive Plan.

Shareholders of record at the close of business on June 17, 2011 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. A list of such shareholders will be available at the Special Meeting.

All shareholders are cordially invited to attend the Special Meeting. If you do not expect to be present at the Special Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Special Meeting. Shareholders of record also have the option of voting by using a toll-free telephone number or via the internet. Instructions for using these services are included in the accompanying proxy statement. In the event you decide to attend the Special Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person in accordance with the procedures described in the proxy statement.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE VOTE BY TELEPHONE, INTERNET, OR BY MAIL. PLEASE REFER TO THE PROXY STATEMENT FOR INFORMATION ON HOW TO VOTE BY TELEPHONE OR INTERNET. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

/s/ John C. Georgiopoulos
John C. Georgiopoulos
Executive Vice President,
Treasurer and Secretary

New York, New York
June 28, 2011

General Maritime Corporation
299 Park Avenue, Second Floor
New York, New York 10171
(212) 763-5600

PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 9, 2011
_______________

INTRODUCTION

This proxy statement is furnished to shareholders of General Maritime Corporation (“General Maritime,” the “Company” or “us”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors (the “Board”) of General Maritime for use in voting at the Special Meeting of Shareholders (the “Special Meeting”) to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York, on Tuesday, August 9, 2011, at 10:30 a.m. (Eastern time), and at any adjournment or postponement thereof.

This proxy statement and the accompanying form of proxy, is first being mailed to shareholders on or about July 1, 2011.

GENERAL INFORMATION

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because you own shares of common stock of General Maritime. Your proxy is being solicited by the Board. This proxy statement provides you with information that will help you cast your vote at the Special Meeting. However, you do not need to attend the Special Meeting in person to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, as described below.

What am I being asked to vote on?

You are being asked to vote on two proposals, as described below:

•
Proposal 1, which is a proposal to approve (i) any adjustments to the number of shares of our common stock or type or form of securities into which the detachable warrants issued by us (the “Warrants”) on May 6, 2011 to OCM Marine Investments CTB, Ltd. (including any successors or assigns pursuant to the Investment Agreement, the “Oaktree Lender”), an affiliate of Oaktree Capital Management, L.P., for the purchase of 23,091,811 shares of our common stock, representing approximately 19.9% of our outstanding common stock (measured as of immediately prior to the date of such issuance) at an exercise price of $0.01 per share, are exercisable pursuant to the Warrants, (ii) the issuance from time to time of additional Warrants pursuant to the terms of the Warrants (and the issuance of any shares of our common stock purchasable under any additional Warrants), and (iii) the issuance by us from time to time of shares of our capital stock or securities convertible into, or exchangeable or exercisable for, our capital stock (“Preemptive Rights Securities”) pursuant to the preemptive rights granted to the Oaktree Lender and certain of its affiliates (including securities issued or issuable upon exercise, conversion or exchange of Preemptive Rights Securities that are exercisable, convertible or exchangeable into other securities by their terms) pursuant to the Investment Agreement, dated as of March 29, 2011, as amended by Amendment No. 1 to Investment Agreement dated as of May 6, 2011 (as so amended, the “Investment Agreement”), between us and the Oaktree Lender; and

•	Proposal 2, which is a proposal to approve the General Maritime Corporation 2011 Stock Incentive Plan (the “2011 Plan”).

The Board established a committee comprised of independent directors (the “Independent Committee”) to oversee the financing transactions (which we sometimes refer to as the “Oaktree Transaction”) with the Oaktree Lender and its affiliates (which we sometimes refer to, collectively, as “Oaktree”) described herein because Peter C. Georgiopoulos, the Chairman of the Board, was expected to have (and now has) an economic interest in an affiliate of Oaktree Capital Management L.P., as more fully described under “Proposal 1—Effects of Proposal 1—Related Parties.” The Independent Committee unanimously recommends that you vote your shares “FOR” Proposal 1, and the Board unanimously recommends that you vote your shares “FOR” Proposal 2.

Who is entitled to vote?

Only holders of record of our common stock at the close of business on June 17, 2011, the record date for the Special Meeting, will be entitled to notice of and to vote at the Special Meeting.

Who is soliciting my vote pursuant to this proxy statement?

The Board is soliciting your vote at the Special Meeting. We have retained D.F. King & Co., Inc. to act as a proxy solicitor in conjunction with the Special Meeting. We have agreed to pay D.F. King & Co., Inc. $6,500 plus reasonable out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Our directors, officers and regular employees may also solicit proxies. They will not receive any additional pay for the solicitation.

How many shares are eligible to be voted?

As of the record date of June 17, 2011, we had 117,673,901 shares of common stock outstanding, which comprise all of our issued and outstanding voting stock. Each outstanding share of our common stock will entitle its holder to one vote on each matter to be voted on at the Special Meeting. Only shareholders of record at the close of business on the record date will be entitled to vote at the Special Meeting or any and all adjournments or postponements thereof. For information regarding security ownership by the beneficial owners of more than 5% of our common stock and by our directors and management, see “Security Ownership of Certain Beneficial Owners and Management.”

Why are we seeking shareholder approval of Proposal 1?

Because our common stock is listed on the New York Stock Exchange (the “NYSE”), we are subject to the NYSE’s rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if (i) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. Immediately following the Oaktree closing, Oaktree owned Warrants to purchase 23,091,811 shares of our common stock, representing approximately 19.9% of the outstanding shares of our common stock on an as-exercised basis, based on 116,039,252 shares outstanding as of immediately prior to the Oaktree closing. The NYSE rule described above would apply to (i) any adjustments to the number of shares of our common stock or type or form of securities into which the Warrants to purchase our common stock are exercisable pursuant to the Warrants (other than those that affect all shareholders equally) and (ii) the issuance from time to time of additional Warrants pursuant to the Warrants (and the issuance of any shares of our common stock purchasable under any additional Warrants), because the total number of shares of our common stock issuable upon exercise of the Warrants, together with any adjustments or additional issuances as described above, could exceed 20% of both the voting power and the number of shares of our common stock outstanding immediately prior to the issuance.

In addition, NYSE Rule 312.03(b) generally requires shareholder approval prior to the issuance of common stock, or of securities convertible into common stock, to a substantial securityholder like Oaktree if the number of shares to be issued exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance. If the sale of stock to the substantial securityholder is made for cash at a price at least as great as the book and market values of the issuer’s common stock, then five percent would be the threshold for shareholder approval, rather than one percent. The NYSE rule described above would apply to Oaktree’s preemptive rights under the Investment Agreement to the extent that issuances thereunder exceed the relevant thresholds under such NYSE rule. Based on discussions with representatives of the NYSE, we understand that the NYSE policy permits shareholders to grant a blanket approval of the issuance of common stock or securities convertible into common stock if those issuances are to be made under preemptive rights. Under this policy, these preemptive rights are subject to further shareholder approval every five years thereafter. Accordingly, we are seeking to obtain shareholder approval for the potential issuance from time to time of our capital stock or other specified securities or equity interests pursuant to the preemptive rights granted to Oaktree (including securities issued or issuable upon exercise, conversion or exchange of any of the foregoing that are exercisable, convertible or exchangeable into other securities by their terms) pursuant to the Investment Agreement.

The primary purpose of seeking shareholder approval of Proposal 1 is to satisfy our obligations under the Investment Agreement in accordance with the NYSE rules described above.

What will happen if we do not obtain shareholder approval of Proposal 1?

Pursuant to the terms of the transaction agreements relating to the Oaktree Transaction, no securities are required to be issued pursuant to the preemptive rights provisions of the Investment Agreement, or the anti-dilution or other adjustment provisions of the Warrants, prior to obtaining shareholder approval if the issuance would require shareholder approval pursuant to the applicable NYSE rules. If a transaction for which a preemptive right, anti-dilution issuance or adjustment, or other adjustment would apply is consummated prior to receipt of shareholder approval, the Company would not be permitted, under the NYSE rules, to make the corresponding issuance or adjustment pursuant to such provisions or rights, and as a result of a failure to make the corresponding issuance or adjustment, the interest rate on the Oaktree Loan (as described under “Proposal 1”) will increase by 2%, with further 2% increases every three months subject to a maximum of 18% per annum, until the required shareholder approval is obtained and such failure is cured (including by the making of the applicable issuance or adjustment).

On June 9, 2011, we entered into separate Open Market Sale Agreements (together, the “Sale Agreements”) with each of Jefferies & Company, Inc. (“Jefferies”) and Dahlman Rose & Company, LLC (“Dahlman” and, together with Jefferies, the “Sales Agents”), pursuant to which we may sell shares of our common stock for aggregate sales proceeds of up to $50.0 million. The sales of shares under the Sale Agreements will be made in “at-the-market” registered public offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions on the NYSE at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. On June 9, 2011, we completed the first sale of shares under the Sale Agreements and as of June 27, 2011, we have sold approximately 5,160,352 shares of our common stock under the Sale Agreements. The issuances and sales of these shares require us to issue additional Warrants to the Warrant holders pursuant to the anti-dilution adjustment provisions of the Warrants, and the Oaktree Lender and its affiliates will also have preemptive rights to purchase additional shares of our common stock in connection with such issuances pursuant to the Investment Agreement. Shareholder approval of such issuances is required under the rules of the NYSE. However, because these transactions were consummated prior to receipt of such shareholder approval, the foregoing provisions for the increase in interest rate apply following such issuances. As a result, the interest rate on the Oaktree Loan increased by 2% on June 9, 2011, and will increase by a further 2% every three months thereafter, subject to the 18% per annum maximum described above, until the required shareholder approval is obtained and the failure to make the required issuances and/or adjustments concurrently with the consummation of these transactions has been cured.

How does the Independent Committee recommend that I vote for Proposal 1?

The Independent Committee unanimously recommends that you vote your shares “FOR” Proposal 1.

Why is the Independent Committee recommending approval of Proposal 1?

We entered into the Oaktree Transaction in connection with transactions to refinance our existing debt, lower our near-term debt commitments and increase our liquidity and operational flexibility. The process relating to the Oaktree Transaction was overseen by the Independent Committee with the assistance of its independent financial and legal advisors. The Independent Committee unanimously approved the Oaktree Transaction and believes it is in the best interests of the Company and its shareholders to approve Proposal 1.

Why are we seeking shareholder approval of Proposal 2?

Because our common stock is listed on the NYSE, we are subject to the NYSE’s rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires shareholder approval for equity compensation plans.

How does the Board recommend that I vote for Proposal 2?

The Board unanimously recommends that you vote your shares “FOR” Proposal 2.

Why is the Board recommending approval of Proposal 2?

Shareholder approval of the 2011 Plan will enable the Company to offer eligible employees, consultants and directors stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's shareholders. The Compensation Committee of the Board (the “Compensation Committee”) and the Board believe that the Company’s ability to grant equity incentive awards to new and existing employees has helped us attract, retain, and motivate key talent.

How do I vote?

You may vote by mail

Whether or not you plan to attend the Special Meeting in person, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR both proposals.

If you hold your shares in “street name” (that is, through a bank, broker or other nominee), you should receive a proxy from your bank or brokerage firm asking you how you want to vote your shares. If you do not, you may contact your bank or brokerage firm in whose name your shares are registered and obtain a proxy from them. Please refer to the information in the materials provided by your bank or brokerage firm for an explanation of how to change or revoke your vote and of the effect of not indicating a vote. Brokers do not have the discretion to vote on proposals considered “non-routine” and will only vote on those proposals at the direction of the underlying beneficial owners of the shares of common stock. Accordingly, if you do not instruct your broker to vote your shares, your broker will not have the discretion to vote your shares.

You may vote in person at the Special Meeting

You may attend the Special Meeting and vote in person. If you hold your shares in “street name,” you must request a legal proxy from your stockbroker in order to vote at the meeting. Otherwise, we cannot count your votes at the Special Meeting.

For directions to be able to attend the Special Meeting and vote in person, please contact us by sending an e-mail to finance@generalmaritimecorp.com.

What vote is required to hold the Special Meeting and what are the voting procedures?

A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Special Meeting is necessary to constitute a quorum. Shareholders of record who are present at the Special Meeting in person or by proxy and who abstain are considered shareholders who are present and entitled to vote, and will count toward the establishment of a quorum. Broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner reports those shares as present but does not vote on a proposal) will also count toward the establishment of a quorum.

What vote is required to approve the proposals?

The approval of each of Proposal 1 and Proposal 2 will require the affirmative vote of the holders of a majority of the votes cast at the Special Meeting, of those shareholders entitled to vote thereon, and provided that the total votes cast represent more than 50% of the shares of our common stock entitled to vote. Failure to vote or a broker non-vote with respect to each of Proposal 1 and Proposal 2 will not affect whether or not such Proposal is approved, as long as the total votes cast vote with respect to each such Proposal represents more than 50% of the shares of our common stockentitled to vote with respect to such Proposal, but an abstention will have the same effect as a vote against such Proposal.

How may I cast my vote?

Shares Held Through a Broker. If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the Special Meeting, you must obtain a legal proxy from your broker and present it at the Special Meeting. If you do not submit voting instructions, your shares will not be counted in determining the outcome of the vote on that matter.

Shares Held in Your Name. If you hold shares as a record holder, you may vote by submitting a proxy for your shares by mail as described on the proxy card. Submitting your proxy will not limit your right to vote in person at the Special Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to our Board’s recommendations.

May I revoke my proxy?

If you have returned your signed proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy card in any one of the following three ways:

•	you may send in another proxy card with a later date;

•	you may notify the Company’s Secretary in writing before the Special Meeting that you have revoked your proxy; or

•	you may vote in person at the Special Meeting.

What happens if the Special Meeting is postponed or adjourned?

Your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

Who should I call if I have questions or need assistance voting my shares?

Please call our proxy solicitor, D.F. King & Co., Inc., at 1-800-269-6427.

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting to Be Held on August 9, 2011:

This Proxy Statement is available at http://www.proxyvote.com

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained or incorporated by reference in this proxy statement are the following: (i) loss or reduction in business from our significant customers; (ii) the failure of our significant customers to perform their obligations owed to us; (iii) changes in demand; (iv) a material decline or prolonged weakness in rates in the tanker market; (v) changes in production of or demand for oil and petroleum products, generally or in particular regions; (vi) greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; (vii) changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; (viii) actions taken by regulatory authorities; (ix) actions by the courts, the U.S. Coast Guard, the U.S. Department of Justice or other governmental authorities and the results of the legal proceedings to which we or any of our vessels may be subject; (x) changes in trading patterns significantly impacting overall tanker tonnage requirements; (xi) changes in the typical seasonal variations in tanker charter rates; (xii) changes in the cost of other modes of oil transportation; (xiii) changes in oil transportation technology; (xiv) increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; (xv) changes in general domestic and international political conditions; (xvi) changes in the condition of our vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking or maintenance and repair costs); (xvii) changes in the itineraries of the our vessels; (xviii) adverse changes in foreign currency exchange rates affecting our expenses; (xix) financial market conditions; and (xx) other factors listed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2010 and our subsequent reports on Form 10-Q and Form 8-K.

PROPOSAL 1

APPROVAL OF ADJUSTMENTS TO NUMBER OF SHARES OF OUR COMMON STOCK OR TYPE
OR FORM OF SECURITIES INTO WHICH WARRANTS ARE EXERCISABLE, ISSUANCE
OF ADDITIONAL WARRANTS (AND ISSUANCE OF OUR COMMON STOCK PURCHASABLE
UNDER ADDITIONAL WARRANTS), AND ISSUANCE OF SECURITIES
OR OTHER EQUITY INTERESTS PURSUANT TO PREEMPTIVE RIGHTS GRANTED
TO SPECIFIED INVESTORS PURSUANT TO THE INVESTMENT AGREEMENT

The Independent Committee unanimously recommends that you vote your shares “FOR” this Proposal 1.

General

On May 6, 2011, we closed (the “Oaktree closing”) the transactions contemplated by (i) the Credit Agreement, dated as of March 29, 2011, as amended and restated in its entirety on May 6, 2011 (as so amended and restated, the “Oaktree Credit Agreement”), among us, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, Arlington Tankers Ltd. and affiliates of Oaktree Capital Management, L.P., and (ii) the Investment Agreement, dated as of March 29, 2011, as amended by Amendment No. 1 to Investment Agreement, dated as of May 6, 2011 (as so amended, the “Investment Agreement”), between us and OCM Marine Investments CTB, Ltd. (including any successors or assigns pursuant to the Investment Agreement, the “Oaktree Lender”), an affiliate of Oaktree Capital Management, L.P. Pursuant to the Oaktree Credit Agreement and the Investment Agreement, at the Oaktree closing, among other things, the Oaktree Lender made a $200 million secured loan (the “Oaktree Loan”) to General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation, and in connection therewith also received the Warrants.

The Warrants are exercisable at any time and will expire seven years from issuance (the “Exercise Period”). During the Exercise Period, Warrant holders will have specified anti-dilution protections. Pursuant to the Warrants, if we issue additional common stock or securities convertible into or exchangeable or exercisable for our common stock at a price per share less than $2.55 (the 10-day volume weighted average price of our common stock prior to March 16, 2011) (subject to equitable adjustments to reflect stock splits, stock combinations, stock dividends, recapitalizations or similar transactions after the Oaktree Closing), subject to customary exceptions (including for issuances to directors, officers, employees or consultants pursuant to a compensatory plan), then we will be required to issue to the Warrant holders and, in the case of affiliates of the Oaktree Lender, the holders of shares issued upon the exercise of Warrants, additional warrants, with an exercise price of $0.01 per share, for up to 19.9% of the shares of our common stock issued or issuable in connection with such issuance.

Other customary anti-dilution adjustments also apply under the Warrants. If, at any time prior to the expiration of the Exercise Period, we subdivide (by any stock split, stock dividend, reclassification, recapitalization or other similar transaction) one or more classes of our common stock into a greater number of shares, then the number of shares of our common stock obtainable upon exercise of the Warrants would be proportionately increased, and if we combine (by reverse stock split, reclassification, recapitalization or other similar transaction) one or more classes of our common stock into a smaller number of shares, then the number of shares of our common stock obtainable upon exercise of the Warrants would be proportionately decreased (in each case, any such anti-dilution adjustment would be subject to obtaining the approval of our shareholders, to the extent required, including pursuant to the NYSE Listed Company Manual). In addition, prior to the consummation of any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of our assets or other similar transaction, in each case which is effected in such a way that the holders of our common stock are entitled to receive cash, stock, securities or other assets or property with respect to or in exchange for our common stock (and such transaction, an “Organic Change”), we will be required under the Warrants to make appropriate provision to insure that each holder of Warrants will have the right to acquire and receive, in lieu of or in addition to the shares of our common stock immediately theretofore acquirable and receivable upon the exercise of that holder’s Warrant, the cash, stock, securities or other assets or property as would have been issued or payable in such Organic Change (if the holder had exercised his, her or its Warrant immediately prior to the Organic Change) with respect to or in exchange for the number of shares of our common stock immediately theretofore acquirable and receivable upon exercise of the holder’s Warrant had such Organic Change not taken place.

Under the Investment Agreement, we have agreed to provide the Oaktree Lender and each of its affiliates that own any Transaction Shares (as described below) (each, an “Eligible Holder”) with preemptive rights to purchase their proportionate share of any issuances of shares of our capital stock or securities convertible into, or exchangeable or exercisable for, our capital stock (subject to exceptions for securities issued as consideration in business combinations, securities issued to any of our directors, officers, employees or consultants pursuant to compensatory plans or arrangements, and other customary exceptions specified in the Investment Agreement) (“New Securities”), at the most favorable price those securities are to be sold or issued, until such time as the Oaktree Lender and its affiliates first cease to beneficially own shares of our common stock purchased or purchasable under Warrants, shares of our common stock previously issued pursuant to such preemptive rights, and shares of our common stock purchasable or acquirable under other securities previously issued pursuant to such preemptive rights (collectively, without duplication, “Transaction Shares”) equal to at least 50% of the aggregate Transaction Shares theretofore issued to the Oaktree Lender and its affiliates.

The Investment Agreement also provides that if the Board determines in good faith that it is in our best interests that an issuance of New Securities, in respect of which these preemptive rights would otherwise apply, be conducted on an accelerated basis due to cash or liquidity requirements (including a prospective breach of a liquidity covenant) (an “Accelerated Equity Offering”), then that issuance may be completed otherwise than in compliance with the procedures set out in the Investment Agreement with respect to preemptive rights. However, we and the subscriber(s) of the New Securities offered pursuant to the Accelerated Equity Offering must, as a condition to the consummation of the Accelerated Equity Offering, agree in writing, for the benefit of the Eligible Holders, that promptly (and in any event within 10 days) after such issuance, those subscriber(s) must, and we must cause those subscriber(s) to, offer to sell to each Eligible Holder the portion of the issuance of New Securities that each such Eligible Holder would have been entitled to subscribe for had the issuance been effected through an offering subject to the preemptive rights described above, at the price and on the terms thereof. The Investment Agreement further provides that for so long as we remain subject to the obligation to offer Eligible Holders the right to purchase or subscribe for New Securities pursuant to the preemptive rights described above, then no fewer than five business days prior to the commencement of any public offering or proposed public offering by us of securities under or covered by a registration statement filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (a “Public Offering”), we must provide written notice to the Oaktree Lender of our intention to do so, and following the consummation of any Public Offering, we must promptly (and in any event within five business days) offer each Eligible Holder the right to purchase or subscribe for, at the same price at which the securities or other interests issued in the Public Offering were sold, up to an aggregate number of securities or other interests of the same class and type as such securities or other interests issued in the Public Offering which each such Eligible Holder otherwise would have been entitled to purchase or subscribe for had such Eligible Holder been entitled to exercise its preemptive rights under the Investment Agreement in connection with such Public Offering.

The anti-dilution rights under the Warrants and the preemptive rights under the Investment Agreement described above are, under certain circumstances, subject to shareholder approval pursuant to NYSE rules which, under the Investment Agreement, we have agreed to seek following the Oaktree closing. In particular, we are required to seek shareholder approval for:

•	any adjustments to the number of shares of our common stock or type or form of securities into which the Warrants to purchase our common stock are exercisable pursuant to the Warrants;

•	the issuance from time to time of additional Warrants pursuant to the Warrants (and the issuance of any shares of our common stock purchasable under any additional Warrants; and

•
our issuance from time to time of our capital stock or other specified securities or equity interests pursuant to the preemptive rights granted to Oaktree (including securities issued or issuable upon exercise, conversion or exchange of any of the foregoing that are exercisable, convertible or exchangeable into other securities by their terms) pursuant to the Investment Agreement.

Under the Investment Agreement, we have also agreed that, for so long as the Oaktree Lender, together with its affiliates, continues to own either (i) shares of our common stock (assuming full exercise of all of the Warrants) representing at least 25% of the shares of our common stock issued to the Oaktree Lender at the Oaktree Closing (assuming full exercise of all of the Warrants and subject to equitable adjustment to reflect stock splits, stock combinations, stock dividends, recapitalizations and similar transactions) or (ii) at least $50 million in principal amount of the Oaktree Loan, we will permit the Oaktree Lender to designate one representative to attend, as a non-voting observer, all meetings of the Board and all committees thereof, and also to receive all materials and other information given to members of the Board or any committee thereof (subject to specified exceptions), as and when given to any such members.

New York Stock Exchange Requirements

Because our common stock is listed on the NYSE, we are subject to the NYSE’s rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if (i) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. Immediately following the Oaktree closing, Oaktree owned Warrants to purchase 23,091,811 shares of our common stock, representing approximately 19.9% of the outstanding shares of our common stock on an as-exercised basis, based on 116,039,252 shares outstanding as of immediately prior to the Oaktree closing. The NYSE rule described above would apply to (i) any adjustments to the number of shares of our common stock or type or form of securities into which the Warrants to purchase our common stock are exercisable pursuant to the Warrants (other than those that affect all shareholders equally) and (ii) the issuance from time to time of additional Warrants pursuant to the Warrants (and the issuance of any shares of our common stock purchasable under any additional Warrants), because the total number of shares of our common stock issuable upon exercise of the Warrants, together with any adjustments or additional issuances as described above, could exceed 20% of both the voting power and the number of shares of our common stock outstanding immediately prior to the issuance.

In addition, NYSE Rule 312.03(b) generally requires shareholder approval prior to the issuance of common stock, or of securities convertible into common stock, to a substantial securityholder like Oaktree if the number of shares to be issued exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance. If the sale of stock to the substantial securityholder is made for cash at a price at least as great as the book and market values of the issuer’s common stock, then five percent would be the threshold for shareholder approval, rather than one percent. The NYSE rule described above would apply to Oaktree’s preemptive rights under the Investment Agreement to the extent that issuances thereunder exceed the relevant thresholds under such NYSE rule. Based on discussions with representatives of the NYSE, we understand that the NYSE policy permits shareholders to grant a blanket approval of the issuance of common stock or securities convertible into common stock if those issuances are to be made under preemptive rights. Under this policy, these preemptive rights are subject to further shareholder approval every five years thereafter. Accordingly, we are seeking to obtain shareholder approval for the potential issuance from time to time of our capital stock or other specified securities or equity interests pursuant to the preemptive rights granted to Oaktree (including securities issued or issuable upon exercise, conversion or exchange of any of the foregoing that are exercisable, convertible or exchangeable into other securities by their terms) pursuant to the Investment Agreement.

The primary purpose of seeking shareholder approval of Proposal 1 is to satisfy our obligations under the Investment Agreement in accordance with the NYSE rules described above.

Reasons for Proposal 1

We entered into the Oaktree Transaction to refinance our existing debt, lower our near-term debt commitments and increase our liquidity and operational flexibility. The transaction process was overseen by the Independent Committee with its independent financial and legal advisors. The Board established the Independent Committee to oversee the Oaktree Transaction because Peter C. Georgiopoulos, our Chairman, was expected to have (and now has) an economic interest in an affiliate of Oaktree Capital Management, L.P., as more fully described below under “—Effects of Proposal 1—Related Parties.” The Independent Committee approved the Oaktree Transaction and believes it is in the best interests of the Company and its shareholders to approve this Proposal 1. If shareholder approval is not received, then we would be subject to the consequences described below under “—Effects of Proposal 1—Potential Consequences if Proposal 1 is Not Approved.”

Effects of Proposal 1

While our Board and the Independent Committee each believes that the transactions contemplated by the Oaktree Credit Agreement and the Investment Agreement (including those described above) are advisable and in the best interests of the Company and its shareholders, you should consider the following factors, together with the other information contained in this proxy statement, in evaluating this Proposal 1.

Parties are Significant Shareholders. Immediately following the Oaktree closing, Oaktree owned Warrants to purchase 23,091,811 shares of our common stock, representing approximately 16.6% of the outstanding shares of our common stock on an as-exercised basis. If our shareholders approve this Proposal 1, Oaktree could hold more than 20% of both the voting power and the number of shares of our outstanding common stock. As a result, Oaktree may be able to exert significant influence over corporate actions requiring shareholder approval, and it may be difficult for other investors to affect the outcome of shareholder votes.

Related Parties. In connection with the Oaktree Transaction, Peter C. Georgiopoulos, our Chairman, has been granted an interest in a limited partnership controlled and managed by Oaktree. The other investors in the partnership are various funds managed by Oaktree. The partnership and its subsidiaries hold the entire Oaktree Loan and all of the Warrants as of the date of this document. Mr. Georgiopoulos does not have any rights to participate in the management of the partnership. Pursuant to the partnership agreement, Mr. Georgiopoulos is entitled to an interest in distributions by the partnership, which in the aggregate will not exceed 4.9% of all distributions made by the partnership, provided that no distributions will be made to Mr. Georgiopoulos until the other investors in the partnership have received distributions from the partnership equal to the amount of their respective investments in the partnership. Mr. Georgiopoulos has not made (and is not expected to make) a substantial cash investment in the partnership. Given Mr. Georgiopoulos’ interest, our Board established the Independent Committee to oversee the Oaktree Transaction.

Possible Effect on Market Price. As required under the Investment Agreement, we also entered into a registration rights agreement, dated as of May 6, 2011 (the “Registration Rights Agreement”), with Oaktree, as well as Mr. Georgiopoulos and an entity controlled by Mr. Georgiopoulos. Pursuant to the Registration Rights Agreement, among other things, we are obligated to file a registration statement covering the resale of shares received upon Warrant exercises. The Registration Rights Agreement also provides for customary demand and piggy-back registration rights. These registration rights will facilitate the resale of the registrable securities covered thereby into the public market and, if the holders of registrable securities sell shares, increase the number of shares of our common stock available for public trading. Re-sales of the shares issued could create downward pressure on the market price of our common stock. If this Proposal 1 is approved, then any additional securities which are issued or issuable pursuant to the anti-dilution rights described above would also become registrable securities for purposes of the Registration Rights Agreement, and would have the benefit of the registration rights thereunder. Our Board and the Independent Committee each considered these potential disadvantages and concluded that they were outweighed by the advantages gained by us from entering into the financing transactions with Oaktree, as described above under the heading “— Reasons for Proposal 1.”

Potential Consequences if Proposal 1 is Not Approved. Pursuant to the terms of the transaction agreements relating to the Oaktree Transaction, no securities are required to be issued pursuant to the preemptive rights provisions of the Investment Agreement, or the anti-dilution or other adjustment provisions of the Warrants, prior to obtaining shareholder approval if the issuance would require shareholder approval pursuant to the applicable NYSE rules. If a transaction for which a preemptive right, anti-dilution issuance or adjustment, or other adjustment would apply is consummated prior to receipt of shareholder approval, we would not be permitted, under the NYSE rules, to make the corresponding issuance or adjustment pursuant to such provisions or rights, and as a result of a failure to make the corresponding issuance or adjustment, the interest rate on the Oaktree Loan (as described under “Proposal 1”) will increase by 2%, with further 2% increases every three months subject to a maximum of 18% per annum, until the required shareholder approval is obtained and such failure is cured (including by the making of the applicable issuance or adjustment).

On June 9, 2011, we entered into separate Open Market Sale Agreements (together, the “Sale Agreements”) with each of Jefferies & Company, Inc. (“Jefferies”) and Dahlman Rose & Company, LLC (“Dahlman” and, together with Jefferies, the “Sales Agents”), pursuant to which we may sell shares of our common stock for aggregate sales proceeds of up to $50.0 million. The sales of shares under the Sale Agreements will be made in “at-the-market” registered public offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions on the NYSE at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. On June 9, 2011, we completed the first sale of shares under the Sale Agreements and as of June 27, 2011, we have sold approximately 5,160,352 shares of our common stock under the Sale Agreements. The issuances and sales of these shares require us to issue additional Warrants to the Warrant holders pursuant to the anti-dilution adjustment provisions of the Warrants, and the Oaktree Lender and its affiliates will also have preemptive rights to purchase additional shares of our common stock in connection with such issuances pursuant to the Investment Agreement. Shareholder approval of such issuances is required under the rules of the NYSE. However, because these transactions were consummated prior to receipt of such shareholder approval, the foregoing provisions for the increase in interest rate apply following such issuances. As a result, the interest rate on the Oaktree Loan increased by 2% on June 9, 2011, and will increase by a further 2% every three months thereafter, subject to the 18% per annum maximum described above, until the required shareholder approval is obtained and the failure to make the required issuances and/or adjustments concurrently with the consummation of these transactions has been cured.

Vote Required to Approve Proposal 1. The approval of this Proposal 1 will require the affirmative vote of the holders of a majority of the votes cast at the Special Meeting, provided that the total votes cast represent more than 50% of the shares of our common stock entitled to vote. Failure to vote or a broker non-vote with respect to this Proposal 1 will not affect whether or not this Proposal 1 is approved, as long as the total votes cast vote with respect to this Proposal 1 represent more than 50% of the shares of our common stock entitled to vote with respect to this Proposal 1, but an abstention will have the same effect as a vote against this Proposal 1.

THE INDEPENDENT COMMITTEE UNANIMOUSLY RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THIS PROPOSAL 1.

PROPOSAL 2

APPROVAL OF THE GENERAL MARITIME CORPORATION 2011 STOCK INCENTIVE PLAN

Our Board unanimously recommends that you vote your shares “FOR” this Proposal 2.

The Board has approved the 2011 Plan to enhance the profitability and value of the Company for the benefit of its shareholders. The 2011 plan is the successor to our 2001 Stock Incentive Plan (the “2001 Plan”).

The 2011 Plan will enable the Company to offer eligible employees, consultants and directors stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's shareholders. The Board’s adoption of the 2011 Plan, including the material terms of the performance goals under the 2011 Plan, is subject to the approval of the Company's shareholders.

Why You Should Vote for the 2011 Plan

Equity Inventive Awards Are an Important Part of Our Compensation Philosophy

The 2011 Plan is critical to the Company’s ongoing effort to build shareholder value. As discussed in the section entitled Compensation Discussion and Analysis in the Company’s most recent Proxy Statement filed with the SEC on April 6, 2011, equity incentive awards are central to the Company’s compensation program. The Compensation Committee and the Board believe that the Company’s ability to grant equity incentive awards to new and existing employees has helped us attract, retain, and motivate key talent.

Further, the 2011 Plan will allow the Company to utilize a broad array of equity incentives in order to secure and retain the services of the Company’s employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for the Company’s success. Although currently the Company primarily utilizes restricted stock as the vehicle for equity incentives, the 2011 Plan (as well as the 2001 Plan) enables the Company to consider alternative equity incentive vehicles, as appropriate.

Our 2001 Plan is Substantially Depleted

Grants of equity awards to the Company’s employees, consultants, executive officers and directors are currently made from our 2001 Plan. There are no shares remaining for grant under the 2001 Plan to issue regular equity grants to our employees, consultants, executive officers and directors. From time to time shares again become available under our 2001 Plan if outstanding awards are forfeited due to an employee’s termination of employment. However, we cannot predict when or how many shares will become available. Although we could increase cash compensation as an alternative to equity incentives, we anticipate that we will have difficultly attracting, retaining, and motivating our employees, consultants, executive officers and directors if we are unable to make equity grants. We believe that equity awards are a more effective executive compensation vehicle than cash because equity delivers high potential value with a smaller impact on current income and cash flow. Therefore, we are asking our shareholders to approve the 2011 Plan.

The 2011 Plan Combines Compensation and Governance Best Practices

The 2011 Plan is the successor to the 2001 Plan. The 2011 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

•
Continued broad-based eligibility for equity awards. We grant restricted stock to substantially all of our employees. By doing so, we link employee interests with shareholder interests throughout the organization and motivate our employees to act as owners of the business.

•
Shareholder approval is required for additional shares. The 2011 Plan does not contain an annual or other “evergreen” provision. The initial number of shares is fixed and shareholder approval is required to increase the number of shares available for issuance under the 2011 Plan.

Description of the General Maritime Corporation 2011 Stock Incentive Plan

The material features of the 2011 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2011 Plan. Shareholders are urged to read the actual text of the 2011 Plan in its entirety, which is set forth on Appendix A to this proxy statement.

Awards Under the Plan

The 2011 Plan provides for the grant of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) restricted stock units and (g) unrestricted stock. The term “award” refers to any of the preceding.

Administration

The 2011 Plan is administered by the Compensation Committee of the Board, or any other committee that the Board designates (the “Committee”). It is intended that the Committee will be comprised of individuals who are not employees of the Company and who qualify as a “non-employee directors” within the meaning of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “1934 Act”). However, no award will be invalidated if the Committee is not comprised solely of such individuals. The Board may act as the Committee. Subject to the terms of the 2011 Plan, the Board or the Committee, as applicable, will determine recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability, vesting and exercise price.

Shares Available for Awards

Awards may be granted with respect to an aggregate of 7,500,000 shares of common stock. These shares may be either authorized and unissued shares of common stock, shares of common stock held in Company’s treasury or shares of common stock acquired by the Company for the purposes of the Plan. In general, if awards under the 2011 Plan are cancelled, expire or terminate unexercised for any reason, the shares subject to such awards will be available again for the grant of awards under the 2011 Plan. The number of shares of common stock available for awards under the 2011 Plan will be reduced by the total number of stock options or stock appreciation rights exercised (regardless of whether the shares of common stock underlying such awards are not actually issued as the result of net settlement).

No individual may be granted awards under the 2011 Plan during any one calendar year with respect to more than 1,500,000 shares. Stock options and stock appreciation rights granted and subsequently cancelled or deemed to be canceled in the same calendar year count against this individual annual limit for that year even after their cancellation.

Eligibility

The persons eligible to receive awards under the 2011 Plan are those officers, directors, and executive, managerial, professional or administrative employees of, and consultants to, the Company, its subsidiaries and its joint ventures (collectively, “key persons”) as the Committee in its sole discretion shall select. The Committee may from time to time in its sole discretion determine that any key person shall be ineligible to receive awards under the 2011 Plan. No incentive stock option may be granted under the 2011 Plan to a person who is not an employee of the Company on the date of grant.

Grant Certificates

Each award granted under the 2011 Plan (except an award of unrestricted stock) shall be evidenced by a written certificate (the “Grant Certificate”), which shall contain such provisions as the Committee may, in its sole discretion, deem necessary or desirable.

Stock Options

The Committee may grant incentive stock options and nonqualified stock options to purchase shares of common stock to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms as the Committee shall determine in its sole discretion, subject to the provisions of the 2011 Plan. The term of each option may not exceed 10 years (or five years in the case of an incentive stock option granted to a 10% shareholder). No incentive stock option may have an exercise price less than the par value of a share of common stock (or, in the case of an incentive stock option granted to a 10% shareholder, 110% of fair market value of a share of common stock on the date of grant).

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at the time of grant and the exercisability of such options may be accelerated by the Committee in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price, either (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) with the consent of the Committee, by delivery of shares of common stock having a fair market value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full option exercise price; or (iii) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the 2011 Plan, as the Committee may from time to time prescribe.

Stock Appreciation Rights

Stock appreciation rights typically will provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the stock appreciation right. The Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the 2011 Plan. The terms of a stock appreciation right may provide that it shall be automatically exercised upon the happening of a specified event. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the 2011 Plan. A stock appreciation right granted in connection with a stock option may be granted at or after the time of grant of such option.

Dividend Equivalent Rights

The Committee may, in its sole discretion, include in any Grant Certificate with respect to an option or stock appreciation right, a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of common stock covered by such award if such shares were then outstanding. In the event such a provision is included in a Grant Certificate, the Committee shall determine whether such payments shall be made in cash or in shares of common stock, whether they shall be conditioned upon the exercise of the award to which they relate, the time or times at which they shall be made, and such other vesting and forfeiture provisions and other terms and conditions as the Committee shall deem appropriate.

Restricted Stock

The Committee may grant restricted shares of common stock to such key persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the 2011 Plan. Restricted stock awards may be made independently of or in connection with any other award under the 2011 Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a restricted stock agreement in such form as the Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent as required by the Committee and in accordance with the Marshall Islands Business Corporations Act.

Restricted Stock Units

A restricted stock unit entitles the grantee to receive a share of Stock, or in the sole discretion of the Committee, the value of a share of Stock, on the date that the restricted stock unit vests. Vesting of restricted stock units may be based on continued employment with the Company and/or upon the achievement of specific performance goals. The Committee may, at the time that restricted stock units are granted, impose additional conditions to vesting. Unvested restricted stock units are automatically and immediately forfeited upon a grantee’s termination of employment for any reason. The grantee of a restricted stock unit will have the rights of a shareholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

Unrestricted Stock

The Committee may grant (or sell at a purchase price at least equal to par value) shares of common stock free of restrictions under the 2011 Plan, to such key persons and in such amounts and subject to such forfeiture provisions as the Committee shall determine in its sole discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.

Certain Corporate Changes

The 2011 Plan provides that in the event of a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events, there will be an adjustment in the number of shares of Common Stock available to be delivered under the 2011 Plan, the maximum annual limit, the number of shares subject to awards, and the exercise prices of certain awards. The 2011 Plan also provides for the adjustment or termination of awards upon the occurrence of certain corporate events.

Plan Amendments

Our Board will have the authority to time suspend, discontinue, revise or amend the 2011 Plan. However, in general, no amendment of the 2011 Plan may materially impair any rights or materially increase any obligations under awards already granted to a participant unless agreed to by the affected grantee. We will obtain shareholder approval of any amendment to the 2011 Plan if required by applicable law or stock exchange rules.

Plan Termination

Unless sooner terminated by the Board, the ability to grant incentive stock options under the 2011 Plan will automatically terminate on March 1, 2021.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences of Awards under the 2011 Plan based on present U.S. federal tax laws. Federal tax laws may change from time to time and any legislation that may be enacted in the future may significantly affect the U.S. federal income tax consequences described below.

The Company believes that, pursuant to section 883 of the Code, its shipping income is not subject to U.S. federal income taxes and that it does not have any other material amounts of taxable income. Therefore, it does not anticipate being subject to any material amount of U.S. federal income taxes. The following discussion of tax consequences to the Company only will be relevant in the event that the Company were to become subject to U.S. federal income taxes.

Non-Qualified Options. The grant of a non-qualified option will not result in taxable income to the grantee. Except as described below, the grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Stock acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction for such excess. Gains or losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, with the basis in such Stock equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the grantee. The exercise of an incentive stock option will not result in taxable income to the grantee provided that the grantee was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the grantee is disabled, as that term is defined in the Code). However, the excess of the fair market value of the Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the grantee’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

If the grantee does not sell or otherwise dispose of the Stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Stock to the grantee, then upon disposition of such Stock, any amount realized in excess of the exercise price will be taxed to the grantee as capital gain, and the Company will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the disposition of the stock will generally be a “disqualifying disposition,” and the grantee will generally realize ordinary income at the time of the disposition of such stock, in an amount equal to the lesser of (i) the excess of the fair market value of the Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the stock on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the grantee will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the stock. The Company will be entitled to a deduction to the extent that the grantee recognizes ordinary income because of a disqualifying disposition.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the grantee. Upon exercise of a stock appreciation right, the fair market value of Stock received will be taxable to the grantee as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the grantee upon the subsequent disposition of any such stock will be treated as capital gains and losses, with the basis in such stock equal to the fair market value of the stock at the time of exercise.

Restricted Stock. The grantee of restricted stock will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a “substantial risk of forfeiture” for U.S. federal income tax purposes. Upon the vesting of restricted stock, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction for such amounts. Gains or losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and the Company will be entitled to a corresponding deduction. A grantee may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award (and to have the applicable capital gain holding period commence as of that date) and the Company will be entitled to a corresponding deduction for such income.

Restricted Stock Units. The grant of a restricted stock unit will not result in taxable income to the grantee at the time of grant and the Company will not be entitled to a corresponding deduction. Upon the vesting of the restricted stock unit, the grantee will have ordinary income equal to the amount of cash received and the then fair market value of the shares received and the Company will then be entitled to a corresponding deduction for such income. Gains and losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, and the basis of such shares will be equal to the fair market value of such shares at the time of vesting.

Unrestricted Stock. The grant of unrestricted stock will result in the ordinary income for the recipient at the time of grant in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant.

Dividend Equivalent Rights. The grant of dividend equivalent rights will not result in income to the recipient or in a tax deduction for the Company. When any amount is paid or distributed to a recipient in respect of a dividend equivalent right, the recipient will recognize ordinary income equal to the fair market value of any property distributed and/or the amount of any cash distributed, and the Company will be entitled to a corresponding deduction.

Withholding of Taxes. The Company may withhold amounts from grantees to satisfy withholding tax requirements. Subject to guidelines established by the Committee, grantees may have Stock withheld from Awards or may tender Stock to the Company to satisfy tax withholding requirements.

One Million Dollar Limit. Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of one million dollars per year paid to each of the Company’s chief executive officer and its three other most highly compensated executive officers other than the chief executive officer and chief financial officer. Compensation that qualifies as “performance-based compensation” is not subject to the one million dollar limit. As described above, the Company believes that it currently is not subject to U.S. federal income taxes and that this limit therefore does not apply to Awards under the Plan.

Section 409A. Section 409A of the Code imposes certain restrictions on deferred compensation. If the Section 409A restrictions are not followed, a grantee could be subject to accelerated liability for tax on the non-complying award, as well as a 20% penalty tax. The Plan is intended to comply with the requirements of Code Section 409A.

Change In Control. Any acceleration of the vesting or payment of Awards under the Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Code, which may subject the grantee to a 20% excise tax and preclude deduction by the Company.

Tax Advice. The preceding discussion is based on current provisions of the Code, current and proposed Regulations, and administrative and judicial interpretations of the Code, all as currently in effect as of the date hereof, and which are subject to change, possibly with retroactive effect. In addition, this discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Plan. A grantee may also be subject to state, local, and foreign taxes in connection with the grant of Awards under the Plan.

New Plan Benefits

Our Board and Committee have not made any determination with respect to future awards under the 2011 Plan, and any allocation of such awards will be made only in accordance with the provisions of the 2011 Plan. Because awards under the Plan are subject to the discretion of the Committee, awards and benefits under the 2011 Plan for the current or any future year are not determinable. Future option exercise prices under the 2011 Plan are not determinable because they will be based upon the fair market value of our common stock on the date of grant. No incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, unrestricted stock or other awards have yet been made under the 2011 Plan.

In fiscal 2010, our President and our Chief Financial Officer, as well as each of our three most highly compensated executive officers for the fiscal year 2010 (all of who we refer to together as our “named executives”) received restricted stock grants under the 2001 Plan as set forth in the Company’s most recent Proxy Statement filed with the SEC on April 6, 2011 in the table entitled “Grants of Plan-Based Awards in 2010” under the caption “Executive Compensation – Compensation Discussion and Analysis.”  In fiscal 2010, our non-employee directors received restricted stock grants under the 2001 Plan as set forth under the heading “Non-Employee Director Compensation.”

The 2011 Plan became effective on March 1, 2011, when it was approved by the Board. However, the 2011 Plan is subject to shareholder approval and if any awards were granted under the 2011 Plan, those awards would be void if the 2011 Plan was not approved by our shareholders.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of the end of fiscal year 2010 with respect to shares that may be issued under the 2001 Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,700	$15.35	–
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	6,700	$15.35	–

Vote Required to Approve Proposal 2. The approval of this Proposal 2 will require the affirmative vote of the holders of a majority of the votes cast at the Special Meeting, provided that the total votes cast represent more than 50% of the shares of our common stock entitled to vote. Failure to vote or a broker non-vote with respect to this Proposal 2 will not affect whether or not this Proposal 2 is approved, as long as the total votes cast vote with respect to this Proposal 2 represent more than 50% of the shares of our common stock entitled to vote with respect to this Proposal 2, but an abstention will have the same effect as a vote against this Proposal 2.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL 2.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Oaktree

See “Proposal 1 — General” for a description of our relationship and related transactions with Oaktree.

Transactions with Peter C. Georgiopoulos

The registration rights agreement between Peter C. Georgiopoulos, our Chairman, and our predecessor, General Maritime Subsidiary Corporation, was terminated in 2008 in connection with the completion of our stock-for-stock acquisition of Arlington Tankers Ltd. in December 2008. In connection therewith, we agreed to enter into a new registration rights agreement with Mr. Georgiopoulos. On May 6, 2011, as required under the Investment Agreement, we entered into a new registration rights agreement with Oaktree, as well as Mr. Georgiopoulos and an entity controlled by Mr. Georgiopoulos. This new registration rights agreement has a term through 2021.

On May 6, 2011, we consummated the transactions contemplated by the Oaktree Credit Agreement and the Investment Agreement. Pursuant to the Oaktree Credit Agreement and the Investment Agreement, at the Oaktree closing, among other things, the Oaktree Lender provided the $200 million secured Oaktree Loan, and in connection therewith also received the Warrants for the purchase of 23,091,811 shares of our common stock, representing approximately 19.9% of our outstanding common stock (measured as of immediately prior to the date of the Oaktree closing) at an exercise price of $0.01 per share. For additional detail about these transactions, see “Proposal 1.” Peter C. Georgiopoulos, our Chairman, has been granted an interest in a limited partnership controlled and managed by Oaktree. The other investors in the partnership are various funds managed by Oaktree. The partnership and its subsidiaries hold the entire Oaktree Loan and all of the Warrants as of the date of this document. Mr. Georgiopoulos does not have any rights to participate in the management of the partnership. Pursuant to the partnership agreement, Mr. Georgiopoulos is entitled to an interest in distributions by the partnership, which in the aggregate will not exceed 4.9% of all distributions made by the partnership, provided that no distributions will be made to Mr. Georgiopoulos until the other investors in the partnership have received distributions from the partnership equal to the amount of their respective investments in the partnership. Mr. Georgiopoulos has not made, and is not expected to make, a substantial cash investment in the partnership. Given Mr. Georgiopoulos’ interest, our Board established the Independent Committee to oversee the Oaktree Transaction described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of General Maritime’s voting common stock as of June 27, 2011 of:

•	each person, group or entity known to General Maritime to beneficially own more than 5% of our stock;

•	each of our directors;

•	each of our named executives; and

•	all of our directors and executive officers as a group.

As of the Record Date, a total of 117,673,901 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on matters on which common shareholders are eligible to vote. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

Ownership of Common Stock (as of June 27, 2011)

Name and Address of Beneficial Owner (1)	Amount of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding (2)
OCM Marine Holdings TP, L.P.	23,091,811	(3)	16.09%
Lagrange Capital Partners, L.P. and Affiliated Persons and Entities	6,835,715	(4)	5.67%
Peter C. Georgiopoulos	6,503,241	(5)	5.4%
John P. Tavlarios	705,424	(6)	*
Jeffrey D. Pribor	315,757	(7)	*
John C. Georgiopoulos	283,928	(8)	*
Peter S. Bell	133,298	(9)	*
William J. Crabtree	42,708	(10)	*
E. Grant Gibbons	19,770	(11)	*
Rex W. Harrington	42,834	(10)	*
George J. Konomos	120,925	(12)	*
Peter S. Shaerf	42,834	(10)	*
All Directors and executive officers as a group (11 persons)	8,315,672	(13)	6.9%

____________________
*      Less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated the business address of each beneficial owner identified is c/o General Maritime Corporation, 299 Park Avenue, Second Floor, New York, New York 10171.

(2)	Based on 120,453,317 shares outstanding as of June 27, 2011.

(3)
OCM Marine Holdings TP, L.P. (“Marine Holdings”) is the direct holder of warrants to acquire 23,091,881 shares of our common stock. OCM Marine GP CTB, Ltd. (“Marine Holdings GP”) is the general partner of Marine Holdings; Oaktree Principal Fund V, L.P. (“PF5”), Oaktree Principal Fund V (Parallel), L.P. (“PF5 Parallel”), OCM Asia Principal Opportunities Fund, L.P. (“APOF”) and Oaktree FF Investment Fund, L.P. – Class A (“FFA”) are collectively the holders of 100% of the shares of Marine Holdings GP; Oaktree Principal Fund V GP, L.P. (“PF5 GP LP”) is the general partner of PF5 and PF5 Parallel; OCM Asia Principal Opportunities Fund GP, L.P. (“APOF GP LP”) is the general partner of APOF; Oaktree FF Investment Fund GP, L.P. (“FFA GP LP”) is the general partner of FFA; Oaktree Principal Fund V GP Ltd. (“PF5 GP Ltd”) is the general partner of PF5 GP LP; OCM Asia Principal Opportunities Fund GP Ltd. (“APOF GP Ltd”) is the general partner of APOF GP LP; Oaktree FF Investment Fund GP Ltd. (“FFA GP Ltd”) is the general partner of FFA GP LP; Oaktree Fund GP I, L.P. is the sole shareholder of PF5 GP Ltd, FFA GP Ltd and APOF GP Ltd; Oaktree Capital I, L.P. is the general partner of Oaktree Fund GP I, L.P.; OCM Holdings I, LLC is the general partner of Oaktree Capital I, L.P.; Oaktree Holdings, LLC is the managing member of OCM Holdings I, LLC; Oaktree Capital Management, L.P. (“Oaktree”) is the director of Marine Holdings GP, PF5 GP Ltd, FFA GP Ltd and APOF GP Ltd and the investment manager of PF5, PF5 Parallel, APOF and FFA; Oaktree Holdings, Inc. (“Oaktree GP”) is the general partner of Oaktree; Oaktree Capital Group, LLC (“OCG”) is the managing member of Oaktree Holdings, LLC and the sole shareholder of Oaktree GP; Oaktree Capital Group Holdings, L.P. (“OCGH”) controls OCG; Oaktree Capital Group Holdings GP, LLC (“OCGH GP”) is the general partner of OCGH; and Howard S. Marks, Bruce A. Karsh, Sheldon M. Stone, Larry W. Keele, Stephen A. Kaplan, John B. Frank, David Kirchheimer, and Kevin L. Clayton are members of the executive committee of OCGH GP (collectively with Marine Holdings, the “Oaktree Persons”). By virtue of the ownership structure described above, each of the Oaktree Persons may be deemed to have indirect beneficial ownership of the warrants held directly by Marine Holdings. Each Oaktree Person other than Marine Holdings expressly disclaims beneficial ownership of the warrants except to the extent of their respective pecuniary interest therein. The address for each Oaktree Person is c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

(4)
According to the Schedule 13G filed April 11, 2011 by Lagrange Capital Partners, L.P., a Delaware limited partnership (“Capital Partners”), LaGrange Capital Partners Offshore Fund, Ltd., a Cayman Islands corporation (“Capital Partners Offshore Fund”), LaGrange Special Situations Yield Master Fund, Ltd., a Cayman Islands corporation (“Special Situations Master Fund”),  LaGrange Capital Management, L.L.C., a Delaware limited liability company (“Capital Management”), LaGrange Capital Administration, L.L.C., a Delaware limited liability company (“Capital Administration”) and Frank LaGrange Johnson (each of the foregoing, a “Reporting Person” and, collectively, the “Reporting Persons”), the Reporting Persons hold, in the aggregate, 6,835,715 shares of our common stock. Capital Management is the general partner of Capital Partners. Capital Administration is the investment manager of each of Capital Partners Offshore Fund and Special Situations Master Fund. Frank LaGrange Johnson is the managing member of each of Capital Management and Capital Administration. By virtue of these relationships, Capital Management may be deemed to beneficially own the shares of our common stock owned directly by Capital Partners, Capital Administration may be deemed to beneficially own the shares of our common stock owned directly by each of Capital Partners Offshore Fund and Special Situations Master Fund and Frank LaGrange Johnson may be deemed to beneficially own the shares of our common stock owned directly by each of Capital Partners, Capital Partners Offshore Fund and Special Situations Master Fund. Capital Partners and Capital Management each have sole power to dispose of and vote 5,068,672 of the listed shares of our common stock, Capital Partners Offshore Fund has sole power to dispose of and vote 1,022,172 of the listed shares of our common stock, Special Situations Master Fund has sole power to dispose of and vote 697,371 of the listed shares of our common stock, Capital Administration has sole power to dispose of and vote 1,719,543 of the listed shares of our common stock, and Frank LaGrange Johnson has sole power to dispose of and vote 6,835,715 of the listed shares of our common stock. Each of the Reporting Persons disclaims beneficial ownership of the listed shares of our common stock except for shares directly beneficially owned by such person. The address for each of the Reporting Persons is 299 Park Avenue, New York, New York 10171.

(5)
Includes 201,000 restricted shares of our common stock granted on February 9, 2005, which will vest on November 16, 2014; 469,000 restricted shares of our common stock granted on April 6, 2005, which will vest on December 31, 2014; 335,000 restricted shares of common stock granted on December 21, 2005, which will vest on November 15, 2015; 201,000 restricted shares of our common stock granted on December 18, 2006, which will vest on November 15, 2016; 104,397 restricted shares of our common stock granted on April 2, 2007, which will vest on November 15, 2016; 321,600 restricted shares of our common stock granted on December 21, 2007, which will vest on November 15, 2017; 9,528 restricted shares of our common stock granted on May 13, 2010, which will vest as of May 13, 2011 or the date of the Company’s 2011 Annual Meeting of Shareholders, whichever occurs first; and 250,000 restricted shares of our common stock granted on December 31, 2010, which will vest in equal installments on the first four anniversaries of November 15, 2010. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement. One million nine hundred thirty five thousand seven hundred thirty seven (1,935,737) shares of Mr. Georgiopoulos’ common stock are pledged as security for personal bank loans.

(6)
Includes 40,200 restricted shares of our common stock granted on December 18, 2006, which will vest in equal installments on the first five anniversaries of November 15, 2006; 20,879 restricted shares of our common stock granted on April 2, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2006; 64,320 restricted shares of our common stock granted on December 21, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2007; 80,400 restricted shares of our common stock granted on December 23, 2008, which will vest in equal installments on the first five anniversaries of November 15, 2008; 90,400 restricted shares of our common stock granted on December 24, 2009, which will vest in equal installments on the first four anniversaries of November 15, 2009; and 106,520 restricted shares of our common stock granted on December 31, 2010, which will vest in equal installments on the first four anniversaries of November 15, 2010. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(7)
Includes 26,800 restricted shares of our common stock granted on December 18, 2006, which will vest in equal installments on the first five anniversaries of November 15, 2006; 13,919 restricted shares of our common stock granted on April 2, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2006; 40,200 restricted shares of our common stock granted on December 21, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2007; 53,600 restricted shares of our common stock granted on December 23, 2008, which will vest in equal installments on each of the first five anniversaries of November 15, 2008; 53,600 restricted shares of our common stock granted on December 24, 2009, which will vest in equal installments on each of the first four anniversaries of November 15, 2009; and 69,680 restricted shares of our common stock granted on December 31, 2010, which will vest in equal installments on each of the first four anniversaries of November 15, 2010. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the grant agreement.

(8)
Includes 13,400 restricted shares of our common stock granted on December 18, 2006, which will vest in equal installments on each of the first five anniversaries of November 15, 2006; 6,959 restricted shares of our common stock granted on April 2, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2006; 20,100 restricted shares of our common stock granted on December 21, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2007; 26,800 restricted shares of our common stock granted on December 23, 2008, which will vest in equal installments on the first five anniversaries of November 15, 2008; 26,800 restricted shares of our common stock granted on December 24, 2009, which will vest in equal installments on the first four anniversaries of November 15, 2009; and 34,840 restricted shares of our common stock granted on December 31, 2010, which will vest in equal installments on the first four anniversaries of November 15, 2010. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(9)
Includes 13,400 restricted shares of our common stock granted on December 18, 2006, which will vest in equal installments on the first five anniversaries of November 15, 2006; 6,959 restricted shares of our common stock granted on April 2, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2006; 20,100 restricted shares of our common stock granted on December 21, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2007; 26,800 restricted shares of our common stock granted on December 23, 2008, which will vest in equal installments on the first five anniversaries of November 15, 2008; 26,800 restricted shares of our common stock granted on December 24, 2009, which will vest in equal installments on the first four anniversaries of November 15, 2009; and 34,840 restricted shares of our common stock granted on December 31, 2010, which will vest in equal installments on the first four anniversaries of November 15, 2010. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the grant agreement. Shares with a value of $12,000 have been pledged as security for a personal automobile loan.

(10)
In accordance with SEC rules, this number includes 1,675 shares of our common stock that may be acquired pursuant to stock options that are or will become exercisable within 60 days. Includes 9,528 restricted shares of our common stock granted on May 13, 2010, which will vest as of May 13, 2011 or the date of the Company’s 2011 Annual Meeting of Shareholders, whichever occurs first.

(11)
Includes 9,528 restricted shares of our common stock granted on May 13, 2010, which will vest as of May 13, 2011 or the date of the Company’s 2011 Annual Meeting of Shareholders, whichever occurs first.

(12)
Includes 9,528 restricted shares of our common stock granted on May 13, 2010, which will vest as of May 13, 2011 or the date of the Company’s 2011 Annual Meeting of Shareholders, whichever occurs first. Excludes 1,179 shares owned by Mr. Konomos’ son, as to which Mr. Konomos disclaims beneficial ownership.

(13)
In the Company’s underwritten public offering of March 31, 2011 of 23,000,000 shares of newly issued common stock, Peter C. Georgiopoulos purchased 895,832 shares, William J. Crabtree purchased 5,000 shares, George J. Konomos purchased 100,000 shares, Peter S. Bell purchased 15,000 shares, John C. Georgiopoulos purchased 15,000 shares, Milton H. Gonzales, Jr. purchased 12,500 shares and Jeffrey D. Pribor purchased 25,100 shares. These shares are included in the amounts set forth above for such persons.

SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the 2012 Annual Meeting of Shareholders must be received by General Maritime at its offices in New York, New York, addressed to the Secretary, not later than November 30, 2011, if the proposal is submitted for inclusion in General Maritime’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, or not earlier than January 12, 2012, and not later than February 11, 2012, if the proposal is submitted pursuant to General Maritime’s By-Laws. Such proposals must comply with General Maritime’s By-Laws and the requirements of Regulation 14A of the 1934 Act.

In addition, Rule 14a-4 of the 1934 Act governs General Maritime’s use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the proxy statement. With respect the 2012 Annual Meeting of Shareholders, if General Maritime is not provided notice of a shareholder proposal on or after January 12, 2012, but not later than February 11, 2012, General Maritime will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. These reports, proxy statements and other information are also available on our website at www.generalmaritimecorp.com. Information on our website does not constitute part of this proxy statement and should not be relied upon in connection with making any investment decision with respect to our securities.

The SEC allows us to “incorporate by reference” the financial and other information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this proxy statement, and any information filed with the SEC subsequent to the date of this proxy statement will automatically be deemed to update and supersede this information. We incorporate by reference Items 1A, 7, 7A, 8 and 9 from our Annual Report on Form 10-K for the year ended December 31, 2010. We also incorporate by reference Part I from our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2011, and any other reports on Form 10-Q or Form 8-K that we file with the SEC after the date of this proxy statement and prior to the date of the Special Meeting.

We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this proxy statement. Requests should be directed to:

General Maritime Corporation
299 Park Avenue
New York, New York 10171
(212) 763-5600
Attn: Investor Relations

OTHER MATTERS

Pursuant to our Articles of Incorporation, the only business that may be transacted at the Special Meeting is limited to the purposes stated in the notice of the Special Meeting. Accordingly, other than procedural matters relating to the proposals referred to in this proxy statement, no other business may properly come before the Special Meeting. If any such procedural matters should come before the Special Meeting, or any question as to a postponement or adjournment of the Special Meeting is submitted to shareholders, then the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors

/s/ John C. Georgiopoulos
John C. Georgiopoulos
Executive Vice President, Treasurer & Secretary

New York, New York
June 28, 2011

APPENDIX A

2011 STOCK INCENTIVE PLAN
GENERAL MARITIME CORPORATION

ARTICLE I
General

1.1       Purpose

The General Maritime Corporation 2011 Stock Incentive Plan (the “Plan”) is designed to provide certain key persons, on whose initiative and efforts the successful conduct of the business of General Maritime Corporation, a Marshall Islands Company (the “Company”) depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company, a Company subsidiary or a Company joint venture, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary or a Company joint venture). The Plan is also designed to provide certain “performance-based” compensation to these key persons.

1.2       Administration

(a)       Administration by Committee; Constitution of Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee or subcommittee as the Board may designate or as shall be formed by the abstention or recusal of a non-Qualified Member (as defined below) of such committee (the “Committee”). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. While it is intended that, at all times that the Committee acts in connection with the Plan, the Committee shall consist solely of Qualified Members, the number of whom shall not be less than two, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan. A “Qualified Member” is an individual who is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(b)       Committee’s Authority. The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Grant Certificates executed pursuant to Section 2.1, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) to amend the Plan to reflect changes in applicable law.

(c)       Committee Action; Delegation. Actions of the Committee shall be taken by the vote of a majority of its members. To the extent permitted by applicable law, any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities to any person or persons selected by it, and may revoke any such allocation or delegation at any time.

(d)       Determinations Final. The determination of the Committee on all matters relating to the Plan or any Grant Certificate shall be final, binding and conclusive.

(e)       Limit on Committee Members’ Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

Appendix A-1

1.3       Persons Eligible for Awards

The persons eligible to receive awards under the Plan are those officers, directors (whether or not they are employed by the Company), and executive, managerial, professional or administrative employees of, and consultants to, the Company, its subsidiaries and its joint ventures (collectively, “key persons”) as the Committee in its sole discretion shall select.

1.4       Types of Awards Under Plan

Awards may be made under the Plan in the form of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) restricted stock units and (g) unrestricted stock, all as more fully set forth in Article II. The term “award” means any of the foregoing. No incentive stock option may be granted to a person who is not an employee of the Company or a subsidiary (within the meaning of Section 424 of the Code) of the Company on the date of grant.

1.5       Shares Available for Awards

(a)        Aggregate Number of Shares.  Subject to Section 1.5(c), Awards under the plan may be granted with respect to an aggregate of 7,500,000 shares of common stock of the Company (“Common Stock”).  Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company’s treasury or Common Stock acquired by the Company for the purposes of the Plan.

(b)        Certificate Legends. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.

(c)        Adjustment Upon Changes in Common Stock. Upon certain changes in Common Stock, the number of shares of Common Stock available for issuance under the Plan pursuant to Section 1.5(a), shall be adjusted pursuant to Section 3.7(a).

(d)        Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: any shares that are subject to an award under the Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever; any shares of restricted stock forfeited pursuant to Section 2.7(e), provided that any dividends paid on such shares are also forfeited pursuant to such Section 2.7(e); and any shares in respect of which a stock appreciation right or restricted stock unit award is settled for cash.

(e)        Individual Limit. Except for the limits set forth in this Section 1.5(e), no provision of this Plan shall be deemed to limit the number or value of shares with respect to which the Committee may make awards to any key person. Subject to adjustment as provided in Section 3.7(a), at such time as the Company shall be subject to United States income tax, the total number of shares of Common Stock with respect to which awards may be granted to any key person during any one calendar year shall not exceed 1,500,000 shares.  Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in the same calendar year count against such limit for that year even after their cancellation.

1.6       Definitions of Certain Terms

(a)        The term “cause” in connection with a termination of employment or other service for cause shall mean:

(i)           to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company, a Company subsidiary or a Company joint venture, which agreement contains a definition of “cause,” cause shall consist of those acts or omissions that would constitute “cause” under such agreement; and otherwise,

(ii)         any one or more of the following:

Appendix A-2

(A)	any failure by the grantee substantially to perform the grantee’s employment or other duties;

(B)	any excessive unauthorized absenteeism by the grantee;

(C)	any refusal by the grantee to obey the lawful orders of the Board or any other person or committee to whom the grantee reports;

(D)	any act or omission by the grantee that is or may be injurious to the Company, monetarily or otherwise;

(E)	any act by the grantee that is inconsistent with the best interests of the Company;

(F)	the grantee’s material violation of any of the Company’s policies, including, without limitation, those policies relating to discrimination or sexual harassment;

(G)
the grantee’s unauthorized (a) removal from the premises of the Company or an affiliate of any document (in any medium or form) relating to the Company or an affiliate or the customers or clients of the Company or an affiliate or (b) disclosure to any person or entity of any of the Company’s, or its affiliates’, confidential or proprietary information;

(H)	the grantee’s commission of any felony, or any other crime involving moral turpitude; and

(I)	the grantee’s commission of any act involving dishonesty or fraud.

Notwithstanding the foregoing, in determining whether a termination of employment for cause has occurred pursuant to Section 1.6(a)(ii) for the purposes of Section 3.8(b)(iii), reference shall be made solely to subsections (C), (F), (G), (H), and (I) of Section 1.6(a)(ii).

Any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a grantee or at law or in equity. Any determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause shall be made by the Committee in its sole discretion, which determination shall be final, binding and conclusive on all parties. If, subsequent to a grantee’s voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee’s employment could have been terminated for cause, the Committee may deem such grantee’s employment to have been terminated for cause. A grantee’s termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.

(b)       The term “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)       The term “director” shall mean a member of the Board, a member of the board of directors of any subsidiary or joint venture of the Company and a member of the governing body of any subsidiary or joint venture of the Company that is a partnership, limited liability company or other form of entity.

(d)       The term “employment” and “employed” shall be deemed to mean an employee’s employment with, or a consultant’s provision of services to, the Company, any Company subsidiary or any Company joint venture and each director’s service as a director.

(e)       The “Fair Market Value” of a share of Common Stock on any day shall be the closing price on the New York Stock Exchange as reported for such day in The Wall Street Journal or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day. Notwithstanding the foregoing, if deemed necessary or appropriate by the Committee, the Fair Market Value of a share of Common Stock on any day shall be determined by the Committee. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

Appendix A-3

(f)       The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Grant Certificate. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a “non-qualified stock option.”

(g)       The terms “parent corporation” and “subsidiary corporation” shall have the meanings given them in section 424(e) and (f) of the Code, respectively.

(h)       Except for purposes of Section 2.5(f), the terms “termination of employment,” “terminated employment” and related terms or usages shall mean (i) the grantee ceasing to be employed by, or to provide consulting services for, the Company, any Company subsidiary or Company joint venture, or any corporation (or any of its subsidiaries) which assumes the grantee’s award in a transaction to which section 424(a) of the Code applies; (ii) the grantee ceasing to be a director; or (iii) in the case of a grantee who is, at the time of reference, both an employee or consultant and a director, the later of the events set forth in subparagraphs (i) and (ii) above. For purposes of clause (i) above, a grantee who continues his employment or consulting relationship with: (A) a Company subsidiary subsequent to its sale by the Company, or (B) a Company joint venture subsequent to the Company’s sale of its interests in such joint venture, shall have a termination of employment upon the date of such sale. The Committee may in its sole discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan. Such determinations of the Committee shall be final, binding and conclusive. A person whose status changes from consultant, employee, or director to any other of such positions without interruption shall not be considered to have had a termination of employment by reason of such change. For purposes of Section 2.5(f) a grantee shall have a “termination of employment” when the grantee ceases to be a common law employee of the Company or a parent or subsidiary of the Company.

ARTICLE II
Awards Under The Plan

2.1       Agreements Evidencing Awards

Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written certificate (“Grant Certificate”) which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Grant Certificate.

2.2       Grant of Stock Options, Stock Appreciation Rights and Dividend Equivalent Rights

(a)       Stock Option Grants. The Committee may grant incentive stock options and non-qualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

(b)       Stock Appreciation Right Grants; Types of Stock Appreciation Rights. The Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with an- option may be granted at or after the time of grant of such option.

Appendix A-4

(c)       Nature of Stock Appreciation Rights. The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Grant Certificate, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over an amount determined by the Committee at the time of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise) or both, all as the Committee shall determine in its sole discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

(d)       Option Exercise Price. Each Grant Certificate with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the applicable option. The option exercise price shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price per share shall be not less than the par value of a share of Common Stock.

(e)       Exercise Period. Each Grant Certificate with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its sole discretion; provided, however, that no incentive stock option (or a stock appreciation right granted in connection with an incentive stock option) shall be exercisable more than 10 years after the date of grant. The Committee may provide that a stock option or stock appreciation right will be automatically exercised on specific dates or upon the occurrence of a specified event.  (See Section 2.3 for additional provisions relating to the exercise of options and stock appreciation rights.)

(f)       Reload Options. The Committee may in its sole discretion include in any Grant Certificate with respect to an option (the “original option”) a provision that an additional option (the “reload option”) shall be granted to any grantee who, pursuant to Section 2.3(c)(ii), delivers shares of Common Stock in partial or full payment of the exercise price of the original option. The reload option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that a Grant Certificate provides for the grant of a reload option, such Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.3(c)(ii) in payment of such exercise price shall have been held for at least six months.

(g)       Incentive Stock Option Limitation: Exercisability. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which an incentive stock option is first exercisable by any employee during any calendar year shall exceed $100,000, or such other amount as may be specified from time to time under section 422 of the Code, such option shall be treated as a non-qualified stock option.

(h)       Incentive Stock Option Limitation: 10% Owners. Notwithstanding the provisions of paragraphs (d) and (e) of this Section 2.2, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

2.3       Exercise of Options and Stock Appreciation Rights

Subject to the other provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

Appendix A-5

(a)       Timing and Extent of Exercise.  Options and stock appreciation rights shall be exercisable at such times and under such conditions as set forth in the corresponding Grant Certificate.  Unless the applicable Grant Certificate provides otherwise, the following terms shall apply:

(i)          An option or stock appreciation right shall become exercisable with respect to a number of shares as close as possible to 25% of the shares subject to such option or stock appreciation right on each of the first four anniversaries of the date of grant.  A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

(ii)         The option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable.

(iii)        The option or stock appreciation right shall remain exercisable until the earlier of (i) the tenth anniversary of the date of grant or (ii) the expiration, cancellation or termination of the award, as set forth in Section 2.5 or otherwise.

(b)       Notice of Exercise. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Committee shall in its sole discretion prescribe.

(c)       Payment of Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) with the consent of the Committee, by delivery of shares of Common Stock having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full option exercise price; or (iii) at the sole discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe (whether directly or indirectly through the exchange agent).

(d)       Delivery of Certificates Upon Exercise. Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company or its exchange agent shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a grantee may direct the Company, or its exchange agent as the case may be, to deliver the stock certificate(s) to the grantee’s stockbroker.

(e)       No Shareholder Rights. No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares or the establishment of an account to record such stock ownership in uncertificated form. Except as otherwise provided in Section 1.5(c), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued or such account is established.

2.4       Compensation in Lieu of Exercise of an Option

Upon written application of the grantee of an option, the Committee may in its sole discretion determine to substitute for the exercise of such option, compensation to the grantee not in excess of the difference between the option exercise price and the Fair Market Value of the shares covered by such written application on the date of such application. Such compensation may be in cash, shares of Common Stock, or both, and the payment thereof may be subject to conditions, all as the Committee shall determine in its sole discretion. In the event compensation is substituted pursuant to this Section 2.4 for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.

Appendix A-6

2.5       Termination of Employment; Death Subsequent to a Termination of Employment

Except to the extent otherwise provided by the Committee in a Grant Certificate or otherwise, the following rules shall apply to options and stock appreciation rights in the event of the grantee’s termination of employment.

(a)       General Rule.  Except to the extent otherwise provided in this Section 2.5 or in Section 3.8(b)(iii), a grantee whose employment terminates may exercise any outstanding option or stock appreciation right (i) only to the extent that the award was exercisable on (or became exercisable in connection with) the effective date of the termination of employment and (ii) only during the three-month period following the termination of employment, but in no event after the original expiration date of the award.  The option or stock appreciation right, to the extent not exercisable on the effective date of the termination of employment or not exercised during the three-month period following the termination of employment, shall terminate.

(b)       Termination for Cause; Resignation. If a grantee’s employment is terminated for cause or the grantee resigns without the Company’s prior consent, all options and stock appreciation rights not theretofore exercised shall terminate as of the commencement of business on the effective date of the grantee’s termination of employment.

(c)       Retirement.  A grantee who retires (as defined below) may exercise any outstanding option or stock appreciation right (i) only to the extent that the award was exercisable on (or became exercisable in connection with) the effective date of the retirement; and (ii) only during the period ending on the earlier of (A) the third anniversary of the grantee’s retirement, and (B) the original expiration date of the award.  The option or stock appreciation right, to the extent not exercisable on the effective date of the retirement or not exercised during the three-year period following the retirement, shall terminate. For this purpose “retirement” shall mean a grantee’s termination of employment, under circumstances other than those described in paragraph (b) above, on or after: (x) his 65th birthday, (y) the date on which he has attained age 60 and completed at least five years of service with the Company (using any method of calculation the Committee deems appropriate) or (z) if approved by the Committee, on or after he has completed at least 20 years of service.

(d)       Disability.  A grantee whose employment terminates by reason of a disability (as defined below), may exercise any outstanding option or stock appreciation right (i) only to the extent that the award was exercisable on (or became exercisable in connection with) the effective date of the termination of employment; and (ii) only during the period ending on the earlier of (A) the first anniversary of the grantee’s termination of employment and (B) the original expiration date of the award.  The option or stock appreciation right, to the extent not exercisable on the effective date of the termination of employment or not exercised during the one-year period following the termination of employment, shall terminate. For this purpose “disability” shall mean: (x) except in connection with an incentive stock option, any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such plan, a physical or mental condition that prevents the grantee from performing the essential functions of the grantee’s position (with or without reasonable accommodation) for a period of six consecutive months and (y) in connection with an incentive stock option, a disability described in section 422(c)(6) of the Code. The existence of a disability shall be determined by the Committee in its sole discretion.

(e)       Death.

(i)          Termination of Employment as a Result of Grantee’s Death. If a grantee dies while employed, then any outstanding option or stock appreciation right may be exercised (i) only to the extent that the award was exercisable on (or became exercisable in connection with) the grantee’s death; and (ii) only during the period ending on the earlier of (A) the first anniversary of the grantee’s death and (B) the original expiration date of the award.

(ii)         Death Subsequent to a Termination of Employment. If a grantee dies subsequent to terminating employment but prior to the expiration of a stock option or a stock appreciation right (as provided by paragraphs (a), (c), or (d) above), the award shall remain exercisable until the earlier to occur of (A) the first anniversary of the grantee’s death or (B) the original expiration date of the award.

Appendix A-7

(iii)         Restrictions on Exercise Following Death. Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Grant Certificate which would have applied to the grantee including, without limitation, the provisions of Sections 3.2 hereof.

(f)       Special Rules for Incentive Stock Options. An option may not be treated as an incentive stock option to the extent that it remains exercisable for more than three months following a grantee’s termination of employment for any reason other than death or disability (including death within three months after a termination of employment or within the one year after a termination due to disability), or for more than one year following a grantee’s termination of employment as the result of disability.

2.6       Transferability of Options and Stock Appreciation Rights

Except as otherwise provided in an applicable Grant Certificate evidencing an option or stock appreciation right, during the lifetime of a grantee each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee, in any applicable Grant Certificate evidencing an option (other than an incentive stock option, to the extent inconsistent with section 422 of the Code) or a stock appreciation right, may permit a grantee to transfer all or some of the options or stock appreciation rights, as applicable, to (A) the grantee’s spouse, children or grandchildren (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) other parties approved by the Committee in its sole discretion. Following any such transfer, any transferred options and stock appreciation rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

2.7       Grant of Restricted Stock

(a)       Restricted Stock Grants. The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of restricted stock shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent as required by the Committee and in accordance with the Marshall Islands Business Corporations Act.

(b)       Issuance of Stock Certificate(s). Promptly after a grantee accepts a restricted stock award, the Company or its exchange agent shall issue to the grantee a stock certificate or stock certificates for the shares of Common Stock covered by the award or shall establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificate(s), or establishment of such account, the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described in paragraphs (d) and (e) of this Section 2.7; (ii) in the Committee’s sole discretion, to a requirement that any dividends paid on such shares shall be held by the Company or another custodian designated by the Company until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable Grant Certificate.

(c)       Custody of Stock Certificate(s). Unless the Committee shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company or another custodian designated by the Company until such shares are free of any restrictions specified in the applicable Grant Certificate. The Committee may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability.

Appendix A-8

(d)       Nontransferability/Vesting. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable restricted stock agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse.

(e)       Consequence of Termination of Employment.  Except as may be otherwise provided by the Committee in a Grant Certificate or otherwise, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all shares of restricted stock that have not yet vested prior to, and do not vest on account of, such termination of employment.  All dividends paid on such shares also shall be forfeited, whether by termination of any arrangement under which such dividends are held, by the grantee’s repayment of dividends he received directly, or otherwise, unless the Board or the Committee determines otherwise.

2.8       Grant of Restricted Stock Units

(a)       Restricted Stock Unit Grants. The Committee may grant restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan. A grantee of a restricted stock unit shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine. A grant of a restricted stock unit entitles the grantee to receive a share of Common Stock or, in the sole discretion of the Committee, the value of a share, on a date specified in the Grant Certificate.  If no date is specified, the grantee shall receive such share or value on the date that the restricted stock unit vests.

(b)       Vesting/Nontransferability.  The Committee shall specify at the time of grant the date or dates (which may depend upon or be related to a period of continued employment with the Company, the achievement of performance goals or other conditions or a combination of such conditions) on which the restricted stock units shall vest.  Prior to vesting, restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the applicable Grant Certificate.

(c)       Consequence of Termination of Employment. Except as may otherwise be provided by the Committee in a Grant Certificate or otherwise, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all restricted stock units that have not yet vested prior to, and do not vest on account of, such termination of employment.

(d)       Shareholder Rights.  The grantee of a restricted stock unit will have the rights of a shareholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

2.9       Grant of Unrestricted Stock

The Committee may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan, to such key persons and in such amounts and subject to such forfeiture provisions as the Committee shall determine in its sole discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.

2.10       Dividend Equivalent Rights.

The Committee may in its sole discretion include in any Grant Certificate with respect to an option, stock appreciation right or restricted stock unit, a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in a Grant Certificate, the Committee shall determine whether such payments shall be made in cash or in shares of Common Stock, whether they shall be conditioned upon the exercise of the award to which they relate (in the case of options and stock appreciation rights), the time or times at which they shall be made, and such other vesting and forfeiture provisions and other terms and conditions as the Committee shall deem appropriate.

Appendix A-9

2.11      Right of Recapture

If at any time after the date on which a grantee has been granted or become vested in an award pursuant to the achievement of performance goals under this Article II, the Committee determines that the earlier determination as to the achievement of the performance goals was based on incorrect data and that in fact the performance goals had not been achieved or had been achieved to a lesser extent than originally determined, then (i) any award or portion of an award granted based on such incorrect determination shall be forfeited or returned to the Company, (ii) any option or stock appreciation right that was exercised shall be deemed not exercised and any shares issued upon such exercise shall be returned to the Company and, in the case of an option, the Company shall return the exercise price paid, (iii) any award or portion of an award that became vested based on such incorrect determination shall be deemed to be not vested, and (iv) any amounts paid to the grantee based on such incorrect determination shall be paid by the grantee to the Company upon notice from the Company.

ARTICLE III
Miscellaneous

3.1       Amendment of the Plan; Modification of Awards

(a)       Amendment of the Plan.

(i)           General.  Subject to Section 3.1(a)(ii), the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board that in any way alters or affects the tax treatment of any award or that in the sole discretion of the Board is necessary to prevent the grantee from being subject to tax with respect to an award under section 409A of the Code shall not be considered to materially impair any rights of any grantee.

(ii)          Shareholder Approval Requirement.  Shareholder approval shall be required with respect to any amendment to the Plan (i) that increases the aggregate number of shares which may be issued under the Plan; (ii) to the extent required by applicable law or stock exchange rules or (iii) to the extent that the Board determines that shareholder approval is desirable or necessary.

(b)       Modification of Awards.  The Committee may cancel any award under the Plan.  Subject to the limitations in this Section 3.1(b), the Committee also may amend any outstanding Grant Certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Agreement; or (iii) waive or amend the operation of Section 2.5 with respect to the termination of the award upon termination of employment. Any such cancellation or amendment (other than an amendment pursuant to Sections 3.7 or 3.8(b)) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

3.2       Consent Requirement

(a)       No Plan Action without Required Consent. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

Appendix A-10

(b)       Consent Defined. The term “Consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3       Nonassignability

Except as otherwise provided in the Plan, (a) no award or right granted to any person under the Plan or under any Grant Certificate shall be assignable or transferable other than by will or by the laws of descent and distribution, in accordance with the terms of such awards and to the extent not forfeited upon death; and (b) all rights granted under the Plan or any Grant Certificate shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

3.4       Requirement of Notification of Election Under Section 83(b) of the Code

If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b) ), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.5       Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

The grantee of an incentive stock option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.6       Withholding Taxes

(a)       Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

(b)       Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which the Committee shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

3.7       Adjustment Upon Changes in Common Stock

(a)       Corporate Events.  In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change (collectively referred to as “corporate events”), the Committee shall make the following adjustments, subject to Sections 3.7(b) and (c):

(i)          Shares Available for Grants.  The maximum number of shares of Common Stock with respect to which the Committee may grant awards under Article II hereof, as described in Section 1.5(a), and the individual annual limit described in Section 1.5(e), shall be appropriately adjusted by the Committee.  In the event of any change in the number of shares of Common Stock outstanding by reason of any event or transaction other than a corporate event, the Committee may, but need not, adjust the maximum number of shares of Common Stock with respect to which the Committee may grant awards under Article II hereof, as described in Section 1.5(a), and the individual annual limit described in Section 1.5(e), with respect to the number and class of shares of Common Stock, in each case as the Committee may deem appropriate.

Appendix A-11

(ii)         Restricted Stock.  Unless the Committee in its sole discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock as a result of a corporate event will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company or another custodian designated by the Company.

(iii)         Restricted Stock Units.  The Committee shall adjust outstanding grants of shares of restricted stock units to reflect any corporate event as the Committee may deem appropriate to prevent the enlargement or dilution of rights of grantees.

(iv)        Options, Stock Appreciation Rights and Dividend Equivalent Rights.  Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock or a change in the class of shares of Common Stock resulting from a corporate event or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number or class of shares of Common Stock subject to each outstanding option and stock appreciation right, the exercise price-per-share of Common Stock of each such option and stock appreciation right and the number of any related dividend equivalent rights.

(b)       Outstanding Options, Stock Appreciation Rights, Restricted Stock Units and Dividend Equivalent Rights – Certain Mergers.  Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option, stock appreciation right, restricted stock unit and dividend equivalent right outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option, stock appreciation right, restricted stock unit or dividend equivalent right would have received in such merger or consolidation.

(c)       Outstanding Options, Stock Appreciation Rights, Restricted Stock Units and Dividend Equivalent Rights -- Certain Other Transactions.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, have the power to:

(i)          cancel, effective immediately prior to the occurrence of such event, each option, stock appreciation right and restricted stock unit (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee (A) to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (x) the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right and (B) to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event; or

Appendix A-12

(ii)         provide for the exchange of each option, stock appreciation right and restricted stock unit (including any related dividend equivalent right) outstanding immediately prior to such event (whether or not then exercisable) for an option on, stock appreciation right, restricted stock unit and dividend equivalent right with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such option, stock appreciation right or restricted stock unit would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its sole discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option, stock appreciation right, restricted stock unit or dividend equivalent right or, if the Committee so determines in its sole discretion, provide for a cash payment to the grantee to whom such option, stock appreciation right or restricted stock unit was granted in partial consideration for the exchange of the option, stock appreciation right or restricted stock unit.

(d)       Outstanding Options, Stock Appreciation Rights, Restricted Stock Units and Dividend Equivalent Rights -- Other Changes.  In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 3.7(a), (b) or (c) hereof, the Committee may, in its sole discretion, make such adjustments in the number and class of shares or other property subject to options, stock appreciation rights, restricted stock units and dividend equivalent rights outstanding on the date on which such change occurs and in the per-share exercise price of each such option and stock appreciation right as the Committee may consider appropriate to prevent dilution or enlargement of rights.  In addition, if and to the extent the Committee, in its sole discretion, determines it is appropriate, the Committee may elect to cancel each or any option, stock appreciation right and restricted stock unit (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such award was granted an amount in cash, (A) for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (i) the Fair Market Value of Common Stock on the date of such cancellation over (ii) the exercise price of such option or stock appreciation right (B) for each share of Common Stock subject to such restricted stock unit equal to the Fair Market Value of Common Stock on the date of such cancellation.

(e)       No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option or stock appreciation right.

3.8       Change in Control

(a)       Change in Control Defined. For purposes of this Section 3.8, “Change in Control” shall mean the occurrence of any of the following:

(i)          any “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than Peter C. Georgiopoulos or entities which he directly or indirectly controls (as defined in Rule 12b-2 under the Exchange Act), acquiring “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company;

(ii)          the sale of all or substantially all of the Company’s assets in one or more related transactions within a 12-month period to a “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act) other than such a sale (x) to a subsidiary of the Company which does not involve a change in the equity holdings of the Company or (y) to Peter C. Georgiopoulos or entities which he directly or indirectly controls; or

Appendix A-13

(iii)        any merger, consolidation, reorganization or similar event of the Company, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty percent (50%) of the aggregate voting power of the capital stock of the surviving entity;

(iv)        within a 12-month period, a majority of the members of the Board of Directors cease to be Continuing Directors; as used herein, a “Continuing Director” means any member of the Board of Directors who was a member of such Board of Directors on the date hereof; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director; or

(v)         the Company adopts any plan of liquidation or dissolution providing for the distribution of all or substantially all of its assets, or if deemed appropriate by the Committee, the consummation of such liquidation or dissolution.

(b)       Effect of a Change in Control. Unless the Committee provides otherwise in a Grant Certificate, upon the occurrence of a Change in Control, notwithstanding any other provision of this Plan:

(i)          any award then outstanding shall become fully vested and any award in the form of an option or stock appreciation right shall be immediately exercisable;

(ii)         to the extent permitted by law, the Committee may, in its sole discretion, amend any Grant Certificate in such manner as it deems appropriate;

(iii)         a grantee who incurs a termination of employment for any reason, other than for cause, concurrent with or within one year following the Change in Control may exercise any outstanding option or stock appreciation right, but only to the extent that the grantee was entitled to exercise the award on his termination of employment date, until the earlier of (A) the original expiration date of the award and (B) the later of (x) the date provided for under the applicable Grant Certificate or the terms of Section 2.5 without reference to this Section 3.8(b)(iii) and (y) the first anniversary of the grantee’s termination of employment.

3.9       Limitations Imposed by Section 162(m)

The provisions of this Section 3.9 shall apply at such time as the Company shall be subject to United States income tax.

(a)       Qualified Performance-Based Compensation. To the extent the Committee determines it is desirable to grant an award to an individual it anticipates might be a “162(m) covered employee” (as defined below), with respect to which award the compensation realized by the grantee will or may not otherwise be deductible by operation of section 162(m) of the Code, the Committee may, as part of its effort to have such an award treated as “qualified performance-based compensation” within the meaning of Code section 162(m), make the vesting of the award subject to the attainment of one or more pre-established objective performance goals.

(i)          An individual is a “162(m) covered employee” if, as of the last day of the Company’s taxable year for which the compensation related to an award would otherwise be deductible (without regard to section 162(m)), he or she is (A) the chief executive officer of the Company (or is acting in such capacity) or (B) one of the three highest compensated officers of the Company other than the chief executive officer and chief financial officer. Whether an individual is described in either clause (A) or (B) above shall be determined in accordance with applicable regulations under section 162(m) of the Code.

(ii)          If the Committee has determined to grant an award to an individual it anticipates might be a 162(m) covered employee pursuant to this Section 3.9(a), then prior to the earlier to occur of (A) the first day after 25% of each period of service to which the performance goal relates has elapsed and (B) the ninety first (91st) day of such period and, in either case, while the performance outcome remains substantially uncertain, the Committee shall set one or more objective performance goals for each such 162(m) covered person for such period. Such goals shall be expressed in terms of (A) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flow, residual income or any combination thereof) and/or (B) one or more corporate or divisional sales-based measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, shareholders’ equity and shares outstanding. The terms of the award shall state an objective formula or standard for computing the amount of compensation payable, and shall preclude discretion to increase the amount of compensation payable, if the goal is attained.

Appendix A-14

(iii)          Except as otherwise provided herein, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of section 162(m)(4)(C) and the regulations thereunder: (A) all items of gain, loss or expense for the period that are related to special, unusual or nonrecurring items, events or circumstances affecting the Company or the financial statements of the Company; (B) all items of gain, loss or expense for the period that are related to (x) the disposal of a business or discontinued operations or (y) the operations of any business acquired by the Company during the period; and (C) all items of gain, loss or expense for the period that are related to changes in accounting principles or to changes in applicable law or regulations.

(b)       Nonqualified Deferred Compensation. Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an award may be limited as a result of section 162(m) of the Code, the Committee may take the following actions:

(i)          With respect to options, stock appreciation rights or dividend equivalent rights, the Committee may delay the exercise or payment, as the case may be, in respect of such options, stock appreciation rights or dividend equivalent rights until a date that is within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code. In the event that a grantee exercises an option, stock appreciation right or would receive a payment in respect of a dividend equivalent right at a time when the grantee is a 162(m) covered employee, and the Committee determines to delay the exercise or payment, as the case may be, in respect of any such award, the Committee shall credit cash or, in the case of an amount payable in Common Stock, the Fair Market Value of the Common Stock, payable to the grantee to a book account. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

(ii)          With respect to restricted stock, unrestricted stock or restricted stock units, the Committee may require the grantee to surrender to the Committee any certificates with respect to restricted stock and unrestricted stock and agreements with respect to restricted stock units, in order to cancel the awards of such restricted stock, unrestricted stock and restricted stock units (and any related dividend equivalent rights). In exchange for such cancellation, the Committee shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such awards. The amount credited to the book account shall be paid to the grantee within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

Appendix A-15

3.10      Right of Discharge Reserved

Nothing in the Plan or in any Grant Certificate shall confer upon any grantee the right to continue his employment or affect any right which the Company may have to terminate such employment or change the terms of such employment.

3.11      Nature of Payments

(a)       Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

(b)       Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

3.12      Deferred Compensation

The Plan is intended to comply with the requirements of Section 409A of the Code so as not to be subject to tax under Section 409A, and shall be interpreted accordingly.  Notwithstanding anything else herein to the contrary, any payment scheduled to be made to a grantee after the grantee’s termination of employment shall not be made until the date six months after the date of the termination of employment, to the extent necessary to comply with Code Section 409A(a)(B)(i) and applicable Treasury Regulations.  Following any such six-month delay, all such delayed payments will be paid in a single lump sum on the date six months after such termination of employment.

3.13      Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Grant Certificates, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(h).

3.14      Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.15      Headings

Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

3.16      Effective Date and Term of Plan

(a)       Adoption; Shareholder Approval. The Plan was adopted by the Board on March 1, 2011, subject to approval by the Company’s shareholders.  All awards under the plan prior to such shareholder approval are subject in their entirety to such approval.  If such approval is not obtained prior to the first anniversary of the adoption of the Plan, the plan and all awards thereunder shall terminate on that date.

Appendix A-16

(b)       Termination of Plan. Unless sooner terminated by the Board or due to non-approval by the Company’s shareholders pursuant to Section 3.15 (a), the provisions of the Plan respecting the grant of incentive stock options shall terminate on March 1, 2021, the tenth anniversary of the adoption of the Plan by the Board.  No incentive stock option awards shall be made under the Plan after such date. All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Grant Certificates.

3.17      Restriction on Issuance of Stock Pursuant to Awards

The Company shall not permit any shares of Common Stock to be issued pursuant to Awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable under applicable law.

3.18      Governing Law

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

Appendix A-17

GENERAL MARITIME CORPORATION 299 PARK AVENUE, SECOND FLOOR ATTN: JOHN GEORGIOPOULOS NEW YORK, NY 10171 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by General Maritime Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to General Maritime Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M37403-S81444 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GENERAL MARITIME CORPORATION The Independent Committee recommends you vote FOR Proposal 1 and the Board of Directors recommends you vote FOR Proposal 2 For Against Abstain 1. APPROVAL OF (I) ANY ADJUSTMENTS TO THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY OR TYPE OR FORM OF SECURITIES INTO WHICH THE WARRANTS ARE EXERCISABLE PURSUANT TO THE WARRANTS, (II) THE ISSUANCE FROM TIME TO TIME OF ADDITIONAL WARRANTS PURSUANT TO THE TERMS OF THE WARRANTS (AND THE ISSUANCE OF ANY SHARES OF COMMON STOCK OF THE COMPANY PURCHASABLE UNDER ANY ADDITIONAL WARRANTS), AND (III) THE ISSUANCE BY THE COMPANY FROM TIME TO TIME OF SHARES OF CAPITAL STOCK OF THE COMPANY OR SECURITIES CONVERTIBLE INTO, OR EXCHANGEABLE OR EXERCISABLE FOR, CAPITAL STOCK OF THE COMPANY PURSUANT TO PREEMPTIVE RIGHTS GRANTED TO OCM MARINE INVESTMENTS CTB, LTD., CERTAIN OF ITS AFFILIATES AND ITS PERMITTED SUCCESSORS AND ASSIGNS PURSUANT TO THE INVESTMENT AGREEMENT For Against Abstain 2. APPROVAL OF THE 2011 STOCK INCENTIVE PLAN THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 AND 2. For address changes and/or comments, please check this box and write them on the back where indicated Please indicate whether you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GENERAL MARITIME CORPORATION The undersigned hereby appoints Peter C. Georgiopoulos and John C. Georgiopoulos, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of General Maritime Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of General Maritime Corporation to be held at 10:30 a.m. Eastern Time on August 9, 2011 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be marked, dated and signed, on the other side)